EXHIBIT 4.1

Execution Version

INDENTURE

Dated as of June 28, 2018

Regional Management Issuance Trust 2018-1,

Series 2018-1 Asset-Backed Notes

among

REGIONAL MANAGEMENT ISSUANCE TRUST 2018-1,

as Issuer

REGIONAL MANAGEMENT CORP.,

as Servicer

WELLS FARGO BANK, N.A.,

as Indenture Trustee

and

WELLS FARGO BANK, N.A.,

as Account Bank

i

A-ii

iii

iv

EXHIBITS & SCHEDULES

Exhibit A	Forms of Class [A][B][C] Notes
Exhibit B	Form of Monthly Servicer Report
Exhibit C	Rule 15Ga-1 Information
Schedule I	Perfection Representations, Warranties and Covenants

v

This INDENTURE, dated as of June 28, 2018 (herein, as amended, modified or supplemented from time to time as permitted hereby, called this “Indenture”), among REGIONAL MANAGEMENT ISSUANCE TRUST 2018-1, a statutory trust created under the laws of the State of Delaware (the “Issuer”), REGIONAL MANAGEMENT CORP., a Delaware corporation, and its permitted successors and assigns, as servicer, (in such capacity, the “Servicer”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as indenture trustee (in such capacity, the “Indenture Trustee”) and as account bank (in such capacity, the “Account Bank”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for asset-backed notes (the “Notes”) as provided in this Indenture.

The Issuer, through this Indenture, wishes to provide security for such obligations to the extent and as provided herein. All covenants and agreements made by the Issuer herein are for the benefit and security of the Indenture Trustee and the Noteholders.

The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and binding obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, in accordance with their and its terms.

Simultaneously with the delivery of this Indenture, the Issuer is entering into the Sale and Servicing Agreement pursuant to which (a) the Depositor will convey to the Issuer all of its right, title and interest in, to and under (i) the Loans conveyed to the Depositor in accordance with the Loan Purchase Agreement (excluding, for the avoidance of doubt, any 2018-1A SUBI Loans) and (ii) the 2018-1A SUBI Certificate (which represents a beneficial interest in the 2018-1A SUBI Loans and other 2018-1A SUBI Assets) and (b) the Servicer will agree to service the Loans (including the 2018-1A SUBI Loans) and make collections thereon.

GRANTING CLAUSES

To secure the Issuer’s obligations under the Notes, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Indenture Trustee and the Noteholders, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under all assets of the Issuer, including but not limited to the following:

(i) the 2018-1A SUBI Certificate and the Loans conveyed to the Issuer from the Depositor pursuant to the Sale and Servicing Agreement, whether now existing or hereafter acquired, and all rights to payment and amounts due or to become due with respect to all of the foregoing and the other Sold Assets;

(ii) all money, instruments, investment property and other property (together with all earnings, dividends, distributions, income, issues and profits relating thereto) distributed or distributable in respect of such Loans;

(iii) the Note Accounts and all Eligible Investments and all money, investment property, instruments and other property from time to time on deposit in or credited to the Note Accounts, together with all earnings, dividends, distributions, income, issues and profits relating thereto;

(iv) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Sale and Servicing Agreement, the Loan Purchase Agreement and each other Transaction Document (whether arising pursuant to the terms of the Sale and Servicing Agreement, the Loan Purchase Agreement or any other Transaction Document or otherwise available to the Issuer at law or in equity) in respect of such Loans, including, without limitation, the rights of the Issuer to enforce the Sale and Servicing Agreement, the Loan Purchase Agreement or any other Transaction Document, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Sale and Servicing Agreement, the Loan Purchase Agreement or any other Transaction Document to the same extent as the Issuer could but for the assignment and security interest granted hereunder;

(v) all Liquidation Proceeds thereof;

(vi) all Loan Files, Servicer Files and the documents, agreements and instruments included in the Loan Files and Servicer Files, including rights of recourse against the Loan Obligors, in each case to the extent related to such Loan and the related Contract;

(vii) all Records, documents and writings evidencing or related to the Loans and the related Contracts;

(viii) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof), payments and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Loans, whether pursuant to the related Contract or otherwise, to the extent of the Seller’s interest therein, if any;

(ix) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Issuer relating to the Loans;

(x) all deposit accounts, monies, deposits, funds, accounts, instruments, investment property, letter-of-credit rights, letters of credit and supporting obligations, consisting of, arising from, purporting to secure, or relating to, any of the foregoing; and

(xi) all present and future claims, income, products, accessions, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing or any proceeds thereof.

The property described in the preceding sentence, together with the Related Collateral pledged pursuant to the 2018-1A Security Agreement, shall constitute the “Trust Estate”; provided, however, that the Trust Estate shall not include, and the lien of this Indenture shall not extend to, any Loans that are reassigned to the Depositor (or in the case of the 2018-1A SUBI Loans, reallocated from the 2018-1A SUBI) pursuant to a Loan Action or assets or amounts released from the Lien of this Indenture in accordance with the express terms hereof.

For the avoidance of doubt, although the 2018-1A SUBI Certificate pledged by the Issuer to the Indenture Trustee hereunder represents a beneficial interest in the 2018-1A SUBI Loans, no 2018-1A SUBI Loans are being pledged hereunder, and the 2018-1A SUBI Loans continue to be the property of the North Carolina Trust.

Such Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction, in each case except as set forth herein.

The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant and accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture. On the Closing Date, the Issuer shall deliver to the Indenture Trustee the 2018-1A SUBI Certificate together with an assignment in blank signed by the Issuer.

LIMITED RECOURSE

The obligations of the Issuer to make payments of principal of and interest on the Notes are limited recourse obligations of the Issuer that are secured solely by and are payable solely from the related Trust Estate and only to the extent proceeds and distributions on such Trust Estate are allocated for its benefit under the terms of this Indenture. The holders of the Notes shall have no recourse to any other assets of the Issuer. In the event the Trust Estate has been exhausted and any of the Notes have not been paid in full, then any and all amounts that are still due on such Notes shall be extinguished and shall not revive, and such Notes shall be canceled.

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used but not defined in this Indenture are defined in and shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement of even date herewith, by and among Regional Management Receivables III, LLC (the “Depositor”), Regional Management Corp., as the servicer, the subservicers party thereto, Regional Management North Carolina Receivables Trust and the Issuer. The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Indenture.

ARTICLE II.

THE NOTES

Section 2.01 Form Generally. The Notes shall be designated as the “Regional Management Issuance Trust 2018-1, Personal Loan Asset Backed Notes, Series 2018-1.” The Notes shall be in substantially the form attached as Exhibit A hereto. Except as otherwise expressly provided herein, the Notes will be issued in fully registered form only and shall be numbered serially for identification. The terms of the Notes set forth in Exhibit A to this Indenture are part of the terms of this Indenture. The Notes shall be typewritten, word processed, printed, lithographed, engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02 Denominations. The Notes shall be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof.

Section 2.03 Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer of the Issuer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

On the Closing Date, the Indenture Trustee shall, upon Issuer Order, authenticate and deliver Class A Notes for original issue in an aggregate principal amount of $129,770,000, Class B Notes for original issue in an aggregate principal amount of $9,270,000 and Class C Notes for original issue in an aggregate principal amount of $10,960,000. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.04 Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of one or more Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee as custodian for the Clearing Agency on behalf of the Issuer. The Notes shall initially be registered on the Note Register in the name of the Clearing Agency of its nominee, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 2.10. Unless and until Definitive Notes have been issued to the applicable Beneficial Owners pursuant to Section 2.10:

(a) the provisions of this Section 2.04 shall be in full force and effect;

(b) the Issuer, the Depositor, the Note Registrar and the Indenture Trustee shall be entitled to communicate directly with the Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including distributions) as the authorized representatives of the Beneficial Owners of the Notes;

(c) to the extent that the provisions of this Section 2.04 conflict with any other provisions of this Indenture, the provisions of this Section 2.04 shall control;

(d) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes of such Class are issued pursuant to Section 2.10, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Notes to such Clearing Agency Participants and, without limiting the Issuer’s or the Indenture Trustee’s duties and obligations set forth elsewhere herein, neither the Issuer nor the Indenture Trustee shall have any responsibility therefor; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Aggregate Note Balance, the Class A Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable, the Clearing Agency shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received written instructions to such effect from Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes and has delivered such written instructions to the Indenture Trustee. For the avoidance of doubt, irrespective of whether such Clearing Agency has received such written instructions, the determination as to whether such Clearing Agency has received such written instructions and the determination as to whether any Note is “Outstanding” shall be made in accordance with the definition thereof.

None of the Issuer, the Indenture Trustee or the Note Registrar shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Except as provided in the next succeeding paragraph of this Section 2.04, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. Except as provided in Section 2.10 hereof, Beneficial Owners shall not be entitled to Definitive Notes in exchange for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Clearing Agency as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from, or voting by, Noteholders and give notice to the Clearing Agency of such record date. Other than pursuant to Section 2.10, without the consent of the Issuer and the Indenture Trustee, no Book-Entry Note may be transferred by the Clearing Agency except to a successor Clearing Agency that agrees to hold such Note for the account of the Beneficial Owners.

The Depository Trust Company shall be the initial Clearing Agency. In the event that The Depository Trust Company resigns or is removed as Clearing Agency, the Indenture Trustee may designate a successor Clearing Agency. If no successor Clearing Agency has been designated within thirty (30) days of the effective date of the Clearing Agency’s resignation or removal, each Beneficial Owner shall be entitled to Definitive Notes representing the Notes it beneficially owns in the manner prescribed in Section 2.10.

Section 2.05 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar.

(a) The Indenture Trustee shall act as, or shall appoint, a note registrar (in such capacity, the “Note Registrar”) that shall provide for the registration of Notes, and transfers and exchanges of Notes as herein provided. The Note Registrar shall initially be the Indenture Trustee and any co-note registrar chosen by the Indenture Trustee and acceptable to the Issuer, and the Note Registrar shall have such rights, privileges, protections, immunities and benefits as are set forth in Section 6.03(j). The Note Registrar shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the registration of Notes and the registration of transfers of Notes shall be provided. The Note Registrar shall act solely for the purpose of maintaining the Note Register as an agent of the Issuer. Any transfer of an interest in a Note shall be reflected in the Note Register and entries in the Note Register shall be presumed correct. The Note Registrar shall provide to the Issuer, upon reasonable written request, and at the expense of the requesting party, an updated copy of the Note Register. The Issuer shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register. Any reference in this Indenture to the Note Registrar shall include any co-note registrar unless the context requires otherwise. The Indenture Trustee may revoke such appointment and remove any Note Registrar if the Indenture Trustee determines in its sole discretion that such Note Registrar failed to perform its obligations under this Indenture in any material respect. Any Note Registrar shall be permitted to resign as Note Registrar upon thirty (30) days written notice to the Issuer and the Indenture Trustee; provided, however, that such resignation shall not be effective and such Note Registrar shall continue to perform its duties as Note Registrar until the Indenture Trustee has appointed a successor Note Registrar (which may be the Indenture Trustee) reasonably acceptable to the Issuer.

(b) No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Any attempted transfer, sale, pledge or other disposition of any Note or interest therein in contravention of this Section 2.05 will be void ab initio and the purported transferor will continue to be treated as the owner of the Notes for all purposes.

The Notes are being offered and sold by the Initial Purchasers only in the United States to persons that are QIBs in transactions meeting the requirements of Rule 144A. The Notes shall initially be issued in the form of one or more permanent global notes with the applicable legends set forth in Exhibit A (each, a “Rule 144A Global Note”) in fully registered form without interest coupons. The principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for The Depository Trust Company (“DTC”), DTC’s nominee or any other authorized person, to reflect the transfers of interest described in this Section 2.05 or other transactions under this Indenture.

Any ownership interest represented by a beneficial interest in a Rule 144A Global Note may be transferred to another entity who wishes to hold Notes in the form of an interest in a Rule 144A Global Note; provided, that, the applicable transferor and transferee are deemed to have represented and warranted that such transfer is being made to a transferee that the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A.

In the event that a Rule 144A Global Note is exchanged for one or more Definitive Notes (a “Rule 144A Definitive Note”) pursuant to Section 2.10 of this Indenture, the related Beneficial Owner shall be required to deliver a representation letter with respect to the matters described in this Section 2.05. The Indenture Trustee shall destroy the applicable Global Note upon its exchange in full for Definitive Notes.

Each purchaser of a Note that represents a beneficial interest in a Global Note will be deemed to have represented and agreed, and each purchaser of a Definitive Note will be required to certify to the Indenture Trustee and Note Registrar in writing, that:

(i) the purchaser has been advised that the Initial Purchasers are relying on exemptions from the provisions of Section 5 of the Securities Act provided by Rule 144A in connection with the initial resale of the Notes;

(ii) the purchaser is a QIB and is acquiring such Notes for its own account or as a fiduciary or agent for others (which others are also QIBs) for investment purposes and not for distribution in violation of the Securities Act, and it is able to bear the economic risk of an investment in the Notes and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Notes;

(iii) the purchaser understands that the Notes are being offered only in a transaction that does not require registration of the Notes under the Securities Act and, if such purchaser decides to resell, pledge or otherwise transfer such Notes, then it agrees that it will resell, pledge or transfer such Notes only so long as such Notes are eligible for resale pursuant to Rule 144A, to a person who the seller reasonably believes is a QIB acquiring the Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A;

(iv) unless the applicable legend set forth in Exhibit A has been removed, the purchaser shall notify each transferee of the Notes that (A) the Notes have not been registered under the Securities Act, (B) the holder of Notes is subject to the restrictions on the resale or other transfer thereof described in clause (ii) above, and (C) such transferee shall be deemed to have represented (1) as to its status as a QIB purchasing the Notes in reliance on Rule 144A, (2) that such transferee is acquiring the Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs), and (3) that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing;

(v) the purchaser understands that each Rule 144A Global Note and any Rule 144A Definitive Note will bear the legends set forth in Exhibit A hereto;

(vi) either (A) it is not and is not acting on behalf or using the assets of (1) an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (2) a “plan,” as defined in Section 4975(e)(1) of the Internal Revenue Code, that is subject to Section 4975 of the Internal Revenue Code, (3) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. 2510.3-101, as modified by section 3(42) of ERISA), or (4) any governmental, church, non-U.S. or other plan that is subject to any non-U.S., federal, state or local law that is substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”) or an entity whose underlying assets include assets of any such plan; or (B) the acquisition, continued holding and disposition of the Notes (or any interest therein) will not give rise to a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or result in a non-exempt violation of Similar Law;

(vii) each purchaser who is a Benefit Plan Investor, including the fiduciary making the decision to invest in the Notes on such purchaser’s behalf (the “Plan Fiduciary”), at any time when DOL Regulation 29 C.F.R. 2510.3-21, as modified in 2016 (the “Fiduciary Rule”), is applicable will be (A) required or deemed to represent that if any of the Issuer, the Depositor, the Initial Purchasers or any of their respective affiliated entities (the “Transaction Parties”) has provided advice with respect to the acquisition of the Notes by the Benefit Plan Investor, it has provided such advice only to the Plan Fiduciary which is independent of the Transaction Parties giving such advice, if any, and the Plan Fiduciary is either: (i) a bank, insurance company, registered investment adviser, broker-dealer or other person with financial expertise, in each case as described in 29 C.F.R. 2510.3-21(c)(1)(i); (ii) is an independent plan fiduciary within the meaning of the Fiduciary Rule with respect to the Transaction Parties; (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies; (iv) is responsible for exercising independent judgment in evaluating the transaction; and (v) is not paying any fee or other compensation to the Transaction Parties for investment advice (as opposed to other services) in connection with the transaction, and (B) required or deemed to acknowledge and agree that (i) it has been informed that none of the Transaction Parties or any of their affiliates is undertaking to provide impartial investment advice and they are not giving any advice in a fiduciary capacity in connection with such Benefit Plan Investor’s purchase of Notes, and (ii) has received and understands the existence and nature of the financial interests of the Transaction Parties disclosed in the PPM; and

(viii) The purchaser has (A) reviewed the PPM, including the information incorporated herein by reference and been afforded the opportunity to request and review all additional information it considered necessary to verify the accuracy of, or to supplement, the information contained or incorporated by reference herein, (B) independently and without reliance upon the Indenture Trustee or any Affiliate of the Indenture Trustee, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of such Note. Each purchaser of Notes also represents that it will, independently and without reliance upon the Indenture Trustee or any Affiliate of the Indenture Trustee, and based on such documents and information as it shall deemed appropriate at the time, continue to make its own decision in taking or not taking action under the Indenture and in connection with the Notes except for notices, reports and other documents expressly required to be furnished to the holders of Notes by the Indenture, the Indenture Trustee shall not have any duty or responsibility to provide any Noteholder with any other information concerning the transactions contemplated hereby, the Trust Estate, the Issuer, the Servicer, or any other parties to the Indenture or to any related documents which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact, and (C) not relied on any information or representations other than as contained or incorporated by reference into the PPM and information given by duly authorized officers and employees of the Issuer in connection with its examination of the Issuer and the terms of the offering and the Notes.

(c) At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Noteholder or Beneficial Owner, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Noteholder or Beneficial Owner, to a prospective purchaser of such Note designated by such Noteholder or Beneficial Owner or to the Indenture Trustee for delivery to such Noteholder or Beneficial Owner or a prospective purchaser designated by such Noteholder or Beneficial Owner, as the case may be, in order to permit compliance by such Noteholder or Beneficial Owner with Rule 144A in connection with the resale of a Note by such Noteholder or Beneficial Owner.

(d) Notwithstanding anything contained herein to the contrary, neither the Indenture Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Internal Revenue Code or the Investment Company Act, but shall only be required to receive any transferee certification required pursuant to the terms of this Indenture with no duty whatsoever to confirm the accuracy of any of the information contained therein.

(e) With respect to any outstanding Notes retained by the Issuer or conveyed to an Affiliate of the Issuer, and later sold to an unrelated purchaser, the requirements set forth in Section 3.14(c) must be met prior to any such later sale.

(f) If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification (as to which, in the case of the Book Entry Notes, each prospective transferee account owner will be deemed to have represented such certification) to the effect that it has (1) sole investment discretion with respect to each such account and (2) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.05.

(g) Subject to the preceding provisions of this Section 2.05, upon surrender for registration of transfer of any Note at the offices or agency of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of a like denomination and of the same Class. As of the Closing Date, the offices of the Note Registrar maintained for such purpose are located at the Corporate Trust Office of the Indenture Trustee.

(h) At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of the same Class and of a like aggregate denomination, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee as authenticating agent shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive.

(i) Every Note presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(j) Every Note issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration or exchange.

(k) No service charge shall be imposed for any transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(l) All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Indenture Trustee or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss or theft there is delivered to the Indenture Trustee, the Issuer, the Depositor or the Note Registrar, as the case may be, such security or indemnity as may be required by it to hold the Issuer, the Depositor, the Note Registrar and the Indenture Trustee harmless, then, in the absence of written notice to the Issuer, the Depositor, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), the Issuer shall execute, and upon Issuer Order the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become, or within seven (7) days shall be, due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

In connection with the issuance of any replacement Note under this Section 2.06, the Issuer, the Indenture Trustee or the Note Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Any replacement Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of a debt of the Issuer, as if originally issued, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07 Persons Deemed Owners. The Indenture Trustee, the Note Registrar, the Depositor, the Issuer and any agent of any of them may, prior to due presentation of a Note for registration of transfer, treat the Person in whose name any Note is registered as the holder of such Note for the purpose of receiving distributions pursuant to the terms of this Indenture and for all other purposes whatsoever, and, in any such case, none of the Indenture Trustee, the Note Registrar, the Depositor, the Issuer nor any agent of any of them shall be affected by any notice to the contrary. Upon any request or inquiry by a Noteholder, the Indenture Trustee or the Note Registrar shall be entitled to receive a certification in form reasonably satisfactory to the Indenture Trustee and the Note Registrar, to enable the Indenture Trustee and the Note Registrar to confirm the status of such entity as a Noteholder.

Section 2.08 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee and shall no longer be considered Outstanding for any purpose hereunder. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever. All Notes delivered by the Issuer or any other Person for cancellation shall be promptly canceled by the Indenture Trustee and such cancellation shall be recorded in the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.08, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed or retained in accordance with its standard document retention or disposal policy in effect at such time unless the Issuer shall direct prior to destruction that they be returned to the Issuer.

Section 2.09 Notices to Clearing Agency. Whenever a notice or other communication is required to be given to the Noteholders of any Class with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes shall have been issued to the related Beneficial Owners pursuant to Section 2.10 and there are no Book-Entry Notes outstanding, the Indenture Trustee shall transmit all such notices and communications to the Clearing Agency.

Section 2.10 Definitive Notes. If Book-Entry Notes have been issued with respect to any Class and (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to such Class and (ii) the Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, (b) to the extent permitted by law, the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to such Class or (c) after the occurrence of a Servicer Default or an Event of Default, Beneficial Owners with respect to such Class representing not less than 50% of the principal amount of the Book-Entry Notes of such Class advise the Indenture Trustee and the applicable Clearing Agency in writing through the applicable Clearing Agency Participants that the continuation of a book-entry system with respect to the Notes of such Class is no longer in the best interests of the Beneficial Owners with respect to such Class, then the Indenture Trustee shall notify all Beneficial Owners with respect to such Class, through the Clearing Agency of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners with respect to such Class. Upon surrender to the Indenture Trustee of such Notes by the Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes of such Class and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. None of the Issuer or the Indenture Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Class, the Indenture Trustee shall recognize the registered Holders of such Definitive Notes of such Class as Noteholders of such Class hereunder. Definitive Notes will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee.

Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

The Issuer represents that the Notes are of the type of debt instruments where payments under such debt instruments may be accelerated by reason of prepayment of other obligations securing such debt instruments.

Section 2.11 CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III.

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01 Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay principal of and interest on the Notes, in each case in accordance with (and subject to) the terms of the Notes and this Indenture.

(b) On each Payment Date, the Noteholders of each Class as of the related Record Date shall be entitled to the interest accrued at the applicable Interest Rate and principal payable on such Payment Date as specified herein. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record as of such related Record Date.

Section 3.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency with the Corporate Trust Office of the Indenture Trustee at Wells Fargo Bank, N.A., Attention: Corporate Trust Services/Structured Products Services, 600 S 4th St., MAC N9300-061, Minneapolis, Minnesota 55479, where Notes may be presented or surrendered for payment and where Notes may be surrendered for registration of transfer or exchange. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of any change in the location of any such office or agency.

Section 3.03 Money for Note Payments to Be Held in Trust. As specified in Section 8.02, all payments of amounts due and payable on or with respect to the Notes, which are to be made from amounts withdrawn from the Collection Account, shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account shall be paid over to the Issuer except as provided in this Indenture.

Subject to Requirements of Law with respect to escheat of funds, and after such notice required with respect to Notes not surrendered for cancellation pursuant to Section 10.02(b) is given, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Order; the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, before being required to make any such repayment, shall at the written direction and expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The cost of any such notice or publication shall be paid out of funds in the Collection Account. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, at the last address of record for each such Holder).

Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Trust Estate and each other related instrument or agreement included in the Trust Estate. The Issuer shall not consolidate or merge with or into any other Person and shall not (except as provided herein) convey or transfer its properties and assets substantially as an entirety to any Person.

Section 3.05 Protection of Trust. The Issuer intends that the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders is to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Collateral (except to the extent that the interest of Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and shall file or shall authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable and reasonably within its power to:

(a) grant more effectively all or any portion of the Trust Estate as security for the Notes;

(b) maintain or perfect or preserve the lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture and the priority thereof; or

(d) preserve and defend title to the Trust Estate and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be executed or filed (if any) pursuant to this Section 3.05; provided, however, that the Indenture Trustee shall not be obligated to execute, file or authorize such instruments and shall have no liability in connection therewith, including on account of any non-filing of any thereof. Financing statements filed pursuant to such appointment may describe the Trust Estate in the same manner as described herein or may describe the collateral subject thereto as “All of the Debtor’s personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.”

The Issuer shall pay or cause to be paid any taxes levied on all or any part of the Trust Estate from amounts available for such purpose pursuant to this Indenture.

Section 3.06 Opinions as to Trust Estate. On or before June 30th of each calendar year, beginning in 2019, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any other requisite documents and with respect to the authorization, execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of this Indenture and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until June 30th of the following calendar year.

Section 3.07 Performance of Obligations; Servicing of Loans.

(a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, in each case, except (i) as expressly provided in (or permitted by) this Indenture, the Sale and Servicing Agreement, the other Transaction Documents to which it is a party or such other instrument or agreement or (ii) as ordered by any bankruptcy court or other court.

(b) To the extent permitted by the Transaction Documents, the Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall satisfy the obligations of the Issuer with respect thereto and shall be deemed to be an action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture and the other Transaction Documents to which it is a party.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Trust Estate, including but not limited to preparing, authorizing and filing or causing to be filed all UCC financing statements and amendments to financing statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein.

(d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agency thereof, and shall specify in such notice the action, if any, being taken with respect to such Servicer Default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Trust Estate, the Issuer shall take all reasonable steps available to it or as may be directed by the Indenture Trustee (acting at the written direction of the Required Noteholders) to remedy such failure or to cause such failure to be remedied, it being understood and agreed that the Issuer shall not be required to take any actions or steps that would violate law or the provisions of any Transaction Document.

(e) The Issuer shall deliver any Loan Schedule (as defined in the Sale and Servicing Agreement) received by it pursuant to the Sale and Servicing Agreement to the Indenture Trustee.

Section 3.08 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) sell, transfer, convey, exchange, pledge or otherwise dispose of any part of the Trust Estate except as expressly permitted by the Indenture;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from payments under Requirements of Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

(c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein, except for Permitted Liens or (iii) permit the lien of this Indenture not to constitute a valid first-priority perfected security interest in the Trust Estate, subject only to Permitted Liens; or

(d) voluntarily dissolve or liquidate in whole or in part.

Section 3.09 Statements as to Compliance. The Issuer will deliver to the Indenture Trustee, no later than March 31 of each year so long as any Note is Outstanding (commencing March 31, 2019), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during the most recently ended calendar year (or in the case of the Officer’s Certificate to be delivered on March 31, 2019, the period from the Closing Date to December 31, 2018) and of performance under this Indenture and the Sale and Servicing Agreement has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has materially complied with all conditions and covenants under this Indenture and the Sale and Servicing Agreement throughout such calendar year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10 Issuer’s Name, Location, etc.

(a) The Issuer’s exact legal name is, and at all times has been, the name that appears for it on the signature page below.

(b) The Issuer has not used any trade or assumed names.

(c) The Issuer is, and at all time has been, a “registered organization” (within the meaning of Article 9 of the UCC), organized solely under the laws of the State of Delaware.

(d) The Issuer will not change its name, its type or jurisdiction of organization, or its organizational identification number unless it has given the Indenture Trustee at least thirty (30) days prior written notice of such change.

Section 3.11 Amendments.

(a) Without derogating from the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not (a) terminate, amend, waive, supplement or otherwise modify any of, or consent to the assignment by any party of, the Transaction Documents to which it is a party and (b) to the extent that the Issuer has the right to consent to any termination, waiver, amendment, supplement or other modification of, or any assignment by any party of, any Transaction Document to which it is not a party, give such consent, unless, in each case (i) other than in connection with the accession of an Additional Subservicer pursuant to Section 10.18 of the Sale and Servicing Agreement, either (1) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, would not have an Adverse Effect, conclusive evidence of which may be established by delivery of an Officer’s Certificate of the Servicer as to such determination and the Rating Agency Notice Requirement (as certified by the Servicer in writing, on which certification the Indenture Trustee may conclusively rely) is satisfied with respect to such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, or (2) the Required Noteholders have consented in writing thereto and (ii) the other requirements with respect to such termination, amendment, waiver, supplement or other modification, or such assignment, as applicable, contained in the Transaction Documents (including this Section 3.11) are satisfied (which the Servicer shall certify in the required Officer’s Certificate).

(b) The Indenture Trustee may, without the consent of any Holders of Notes but upon satisfaction of the Rating Agency Notice Requirement (as certified by the Servicer in writing, on which certification the Indenture Trustee may conclusively rely), consent to any termination, waiver, amendment, supplement or other modification of, or any assignment by any party of, any Transaction Document (other than the Indenture) to which it is a party so long as (i) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate stating that the Issuer reasonably believes that such action would not have an Adverse Effect and (ii) the other requirements with respect to such termination, amendment, waiver, supplement or other modification, or such assignment, as applicable, contained in the Transaction Documents (including this Section 3.11) are satisfied (which the Issuer shall certify in the required Officer’s Certificate).

(c) Subject to satisfaction of the requirements in the foregoing clauses (a) or (b), as applicable, the Indenture Trustee shall, when directed by an Issuer Order, execute and deliver such documents and otherwise take such actions as are reasonably required to effectuate such, or consent to such, termination, amendment, waiver, supplement, other modification of, or assignment by any party of, any Transaction Document (other than the Indenture) to which it is a party.

(d) Notwithstanding the foregoing, the Issuer may amend, modify, waive, supplement or agree to any amendment, modification, supplement or waiver of the terms of this Indenture in accordance with Article IX hereof (without the consent of any Holders of Notes in the case of Section 9.01), but subject to any other conditions set forth in Article IX hereof applicable thereto. All reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred in connection with any such amendment, modification, waiver or supplement to this Indenture shall be payable by the Issuer in accordance with and subject to Section 8.06. In connection with the execution of any amendment hereunder, the Owner Trustee, the Indenture Trustee and the Account Bank shall be entitled to receive, and subject to Sections 6.01 and 6.03 hereof, the Indenture Trustee shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that all conditions precedent thereto have been satisfied and the execution of such amendment is authorized or permitted under the terms of this Indenture.

Section 3.12 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly contemplated by the Transaction Documents and the Notes.

Section 3.13 Guarantees, Loans, Advances and Other Liabilities. Except as expressly contemplated by the Trust Agreement, the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.14 Tax Treatment.

(a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax and financial accounting purposes, (i) the Notes will be treated as indebtedness secured by the assets of the Issuer (and not an ownership interest in the Issuer), excluding any Notes retained by the Issuer or an Affiliate of the Issuer, and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax and financial accounting purposes as indebtedness, and to file all federal, state and local income tax and information returns and reports required to be filed with respect to any of the Notes, under any applicable federal, state or local tax statute or any rule or regulation under any of them, consistent with such characterization. Each Holder of such Note agrees that it will cause any owner of a security entitlement to such Note acquiring an interest in a Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 3.14. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for U.S. federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

(b) Notwithstanding the preceding paragraph, if (i) any taxing authority asserts that any of the Notes are not properly classifiable as indebtedness for income tax purposes (“Recharacterized Notes”) and (ii) either (A) the Issuer determines that it will not challenge the assertion of such taxing authority or (B) any such challenge is unsuccessful, the Issuer and the Noteholders agree that (1) the Holders of the Recharacterized Notes shall be treated for all income tax purposes as partners of a partnership from the inception of the Issuer, (2) taxable income or items of gross income of the partnership for each taxable year of the entity in an amount corresponding to the aggregate distributions of interest to the Holders of Recharacterized Notes made pursuant to the terms of the Indenture during such taxable year shall be specially allocated to the Holders of the Recharacterized Notes pro rata in the proportion that the amount of distributions received by each such Holder during such taxable year bears to the aggregate amount of distributions of interest received by all Noteholders pursuant to the terms of the Indenture during such taxable year, and (3) all remaining items of taxable income, gain, loss, deduction, or credit of the partnership for such taxable year and any separately allocable items thereof shall be allocated to the Depositor; provided, however, that anything herein to the contrary notwithstanding, to the extent that the distributions of interest to the Noteholders pursuant to the terms of the Notes during any taxable year exceed the taxable income or gross income of the partnership during such taxable year, the amount of such excess shall be specially allocated to the Noteholders in accordance with the preceding provisions of this Section 3.14(b) in any subsequent taxable year or years of the entity to the extent of the taxable income or gross income of the partnership in such subsequent taxable year or years.

(c) With respect to any outstanding Notes retained by the Issuer or conveyed to an Affiliate of the Issuer and sold to an unrelated purchaser at a later time (a “Later-Sold Note”), such sale will not be effective unless (A) the Issuer receives an Opinion of Counsel with respect to such sale and (B) either (i) such Later-Sold Note has a CUSIP number that is different than that of any other Notes outstanding immediately prior to such sale or (ii) the Issuer receives an Opinion of Counsel that, for U.S. federal income tax purposes, such Later-Sold Note will be fungible with the class of Notes with the same CUSIP number for U.S. federal income tax purposes. In addition, with respect to the sale of a Later-Sold Note, the Issuer must receive an Opinion of Counsel regarding the tax characterization of such Notes as indebtedness for U.S. federal income tax purposes of at least the same opinion level that was received with respect to the corresponding class of the Notes outstanding that were not retained.

(d) The Note Accounts (including income, if any, earned on the investment of funds in any such account) for U.S. federal income tax reporting and withholding purposes will be owned by the Issuer (the “Account Owner”). The Issuer agrees to notify Wells Fargo in writing promptly following any change in the status of the Issuer as disregarded as an entity separate from the sole Beneficiary for federal, state and local income and franchise tax purposes and to provide updated tax documentation reflecting such change, as more fully described in this paragraph. The Account Owner shall provide Wells Fargo in its capacity as Indenture Trustee with (i) an IRS Form W-9 or appropriate IRS Form W-8 by the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of Wells Fargo as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes to the Account Owner and (b) to permit Wells Fargo to fulfill its tax reporting obligations under applicable law with respect to the Note Accounts or any amounts paid to the Account Owner. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect (including without limitation in connection with the transfer of any beneficial ownership interest in the Issuer), the Account Owner shall timely provide to Wells Fargo in its capacity as Indenture Trustee accurately updated and complete versions of such IRS forms or other documentation. Wells Fargo, both in its individual capacity and in its capacity as Indenture Trustee, shall have no liability to the Account Owner or any other person in connection with any tax withholding amounts paid or withheld from the Note Accounts pursuant to applicable law arising from the Account Owner’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph.

Section 3.15 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, each Noteholder and the Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of any party thereto of its obligations under the Loan Purchase Agreement.

The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence of any Event of Default or Insolvency Event with respect to the Issuer, written notice in the form of an Officer’s Certificate of the Issuer of such Event of Default or Insolvency Event, its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall have no obligation either prior to or after receiving any notice indicating the existence of an Event of Default or Insolvency Event to investigate or verify that such event has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. In the absence of a Responsible Officer’s receipt of such notice or a Responsible Officer’s actual knowledge that an Event of Default or Insolvency Event has occurred, the Indenture Trustee may conclusively assume that there is no Event of Default or Insolvency Event. When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy laws.

Section 3.16 No Other Business. The Issuer shall not engage any business other than the purpose and powers set forth in Section 2.03 of the Trust Agreement and all activities incidental thereto.

Section 3.17 Further Instruments and Acts. Upon written request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.18 Maintenance of Separate Existence. The Issuer agrees to comply with the separateness covenants in Section 5.09 of the Trust Agreement.

Section 3.19 Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.

Section 3.20 Other Representations of the Issuer. On the Closing Date, the Issuer makes the following representations and warranties for the benefit of the Noteholders:

(a) Binding Obligation. The Transaction Documents to which the Issuer is a party or by which it is bound constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws and general principals of equity (whether considered in a suit at law or in equity).

(b) No Violation. The consummation of the transactions contemplated by the Transaction Documents to which the Issuer is a party or by which it is bound and the fulfillments of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Trust, Trust Agreement or any other agreement or document to which the Issuer is a party or by which it or any of its property is bound or is subject or (ii) violate any Requirements of Law applicable to the Issuer.

(c) No Proceedings. There is no litigation, proceeding or investigation pending before any Governmental Authority or, to the best knowledge of the Issuer, threatened against the Issuer, (i) asserting the invalidity of any Transaction Document to which the Issuer is a party or by which it is bound, (ii) seeking to prevent the consummation of any of the transactions contemplated by such Transaction Documents or (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect.

Section 3.21 Intercreditor Agreement. The Noteholders shall be deemed to have consented to the Indenture Trustee’s entering into a joinder to the Intercreditor Agreement, dated as of the date hereof, and any control agreement or similar agreement relating thereto to which the Indenture Trustee is a party. The Indenture Trustee is also hereby authorized to execute and deliver such joinder to the Intercreditor Agreement.

Section 3.22 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or the other Transaction Documents to which the Issuer is a party.

Section 3.23 Eligible Assets. The Issuer has not acquired or disposed of and shall not acquire or dispose of “eligible assets” for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, and such acquisition or disposition shall be in accordance with the documents pursuant to which the Issuer’s securities are issued and shall not result in a downgrading in the rating of any of the Issuer’s fixed-income securities. The Issuer will not acquire or dispose of Sold Assets other than in accordance with the terms of the Transaction Documents.

ARTICLE IV.

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of this Indenture. This Indenture shall cease to be of further effect except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03 and 3.08 hereof, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee under Section 4.02, and (f) the rights of such Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(i) either:

(A) all Notes theretofore authenticated and delivered (other than (1) any Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06, and (2) any Notes for whose full payment money is held in trust by the Indenture Trustee and thereafter released to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(1) have become due and payable; or

(2) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (to the extent not theretofore delivered to the Indenture Trustee for cancellation) in accordance with Section 8.06 when due and payable or on the applicable final Payment Date (if Notes shall have been called for redemption pursuant to Section 8.08), as the case may be;

(ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Notes and with respect to the Indenture Trustee and the Owner Trustee pursuant to the Transaction Documents; and

(iii) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel and an Officer’s Certificate of the Issuer meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to make payments to the Noteholders for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; provided, however, such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law. Upon the satisfaction and discharge of this Indenture and the application of all such monies, the Indenture Trustee shall, and is hereby authorized and directed to, execute and deliver to the North Carolina Trustees notice to the effect that all 2018-1A SUBI Assets have been liquidated into cash and all of such cash has been distributed in accordance with the Indenture together with the 2018-1A SUBI Supplement.

ARTICLE V.

DEFAULTS AND REMEDIES

Section 5.01 Early Amortization Events. An “Early Amortization Event” means any one of the following events:

(a) as of the Monthly Determination Date occurring during August 2018 or any Monthly Determination Date thereafter, the average of the Monthly Net Loss Percentages for such Monthly Determinate Date and the two immediately preceding Monthly Determination Dates (or (i) in the case of the first Monthly Determination Date, the Monthly Net Loss Percentage for such Monthly Determination Date and (ii) in the case of the second Monthly Determination Date, the average of the Monthly Net Loss Percentages for such Monthly Determination Date and the immediately preceding Monthly Determination Date) exceeds 17.0%;

(b) a Reinvestment Criteria Event exists with respect to two consecutive Payment Dates (in each case, after giving effect to all Loan Actions, if any, on such Payment Date) and the Monthly Servicer Report for the immediately following third Payment Date demonstrates that any Reinvestment Criteria Event will exist as of such Payment Date (in the event that no Loan Actions are to be taken on the respective Loan Action Dates relating to such third Payment Date that will cure each such Reinvestment Criteria Event), provided, that such Early Amortization Event shall be deemed to occur, and the Revolving Period shall terminate, on such third Payment Date; or

(c) a Servicer Default occurs.

Section 5.02 Events of Default. An “Event of Default” means any one of the following events:

(a) an Insolvency Event with respect to the Issuer or the Depositor shall have occurred; or

(b) the Indenture Trustee shall cease to have a first-priority perfected security interest in all or a material portion of the Trust Estate; or

(c) (i) the Issuer, the North Carolina Trust or the Depositor shall have become subject to regulation by the SEC as an “investment company” under the Investment Company Act, or (ii) the Issuer shall have become a “covered fund” under the Volcker Rule; or

(d) the Issuer or the Depositor shall become taxable as an association or a publicly traded partnership taxable as a corporation under the Internal Revenue Code; or

(e) a default in the payment of any interest (i) on any Class A Note until the Class A Notes have been paid in full, (ii) after the Class A Notes have been paid in full, on any Class B Note until the Class B Notes have been paid in full or (iii) after the Class A Notes and the Class B Notes have been paid in full, on any Class C Note until the Class C Notes have been paid in full, on any Payment Date and such default shall continue for a period of five (5) Business Days; or

(f) a failure to pay the principal balance of all Outstanding Notes of any Class, together with all accrued and unpaid interest thereon, in full on the Stated Maturity Date for such Class; or

(g) any failure on the part of (i) the Issuer duly to observe or perform any other covenants or agreements of the Issuer set forth in this Indenture or (ii) the Depositor duly to observe or perform any other covenants or agreements of the Depositor as set forth in the Sale and Servicing Agreement, which failure, in any such case, has a material adverse effect on the interests of the Noteholders (as determined by the Threshold Noteholders) and continues unremedied for a period of forty-five (45) days after the earlier of the date on which (x) notice of such failure, requiring the same to be remedied, shall have been given by registered or certified mail to the Issuer or the Depositor, as applicable, by the Indenture Trustee, or to the Issuer or the Depositor, as applicable, and the Indenture Trustee, by the Threshold Noteholders, and (y) the Issuer or the Depositor, as applicable, has actual knowledge thereof; or

(h) (i) any representation, warranty or certification made by the Issuer in this Indenture or in any certificate delivered pursuant to this Indenture shall prove to have been inaccurate when made or deemed made or (ii) any representation, warranty or certification made by the Servicer in the 2018-1A SUBI Supplement (or Section 3.02(c) of the 2018-1A SUBI Servicing Agreement) or the Depositor in the Sale and Servicing Agreement or in any certificate delivered pursuant to the 2018-1A SUBI Supplement or the Sale and Servicing Agreement, as applicable, shall prove to have been inaccurate when made or deemed made and, in any such case, such inaccuracy has a material adverse effect on the Noteholders (as determined by the Threshold Noteholders) and continues unremedied for a period of forty-five (45) days after the earlier of the date on which (x) a notice specifying such incorrect representation or warranty and requiring the same to be remedied shall have been given by registered or certified mail to the Issuer, the Servicer or the Depositor, as applicable, by the Indenture Trustee, or to the Issuer, the Servicer or the Depositor, as applicable, and the Indenture Trustee, by the Threshold Noteholders and (y) the Issuer, the Servicer or the Depositor, as applicable, has actual knowledge thereof; provided, that in the case of a representation, warranty or certification of the Servicer pursuant to the 2018-1A SUBI Supplement or the Depositor pursuant to Section 2.05(a) of the Sale and Servicing Agreement, as applicable, no Event of Default shall occur pursuant to this Section 5.02(h) unless and until the Depositor or the Servicer, as applicable, also shall have failed to pay the applicable Repurchase Price as and when required in accordance with Section 2.06(b) of the Sale and Servicing Agreement or the 2018-1A SUBI Supplement (or Section 3.02(d) of the 2018-1A SUBI Servicing Agreement), if applicable; or

(i) the Internal Revenue Service shall file notice of a lien pursuant to Section 430 or Section 6321 of the Internal Revenue Code with regard to the Issuer, the Depositor, the North Carolina Trust or the Trust Estate and such lien shall not have been released within thirty (30) days.

Section 5.03 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in clauses (b) through (i) of Section 5.02 shall have occurred and be continuing, then in every such case the Indenture Trustee, at the written direction of the Required Noteholders, shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued or accreted and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) If an Event of Default described in clause (a) of Section 5.02 shall have occurred and be continuing, then the unpaid principal of all Notes, together with the accrued or accreted and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be considered to be declared, due and payable.

(c) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Required Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and outside counsel and, if applicable, any such amounts due to the Owner Trustee and the Back-up Servicer, and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent to it.

Section 5.04 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if an Event of Default described in clauses (e) or (f) of Section 5.02 shall have occurred and be continuing, the Issuer will, upon demand of the Indenture Trustee, immediately pay to the Indenture Trustee for the benefit of the Noteholders the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and outside counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Trust Estate or the property of another obligor on the Notes, wherever situated, the monies adjudged or decreed to be payable in the manner provided by law.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, subject to the provisions of Section 5.03, Section 5.05, Section 5.12, Section 6.01 and Section 6.03, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by such appropriate Proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the related Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, now or hereafter in effect or in case a receiver, conservator, assignee, trustee in bankruptcy, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or the creditors or property of the Issuer or such other obligor or Person, the Indenture Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) with respect to the Issuer, to file one or more claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and with respect to the Issuer to file such other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee pursuant to this Indenture, except as a result of negligence or bad faith) and of the Noteholders allowed;

(ii) unless prohibited by Requirements of Law, to vote on behalf of the Noteholders, in any election of a trustee or a standby trustee in bankruptcy or a Person performing similar functions; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and any trustee, receiver or liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee pursuant to this Indenture except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as provided in clause (d)(ii) above, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (except with respect to any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Noteholder party to any such Proceedings.

Section 5.05 Remedies; Priorities.

(a) (a) If an Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.03, the Indenture Trustee shall, upon the written direction of the Required Noteholders (subject to Section 5.06), do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuer and from any other obligor upon such Notes monies adjudged due;

(ii) sell, on a servicing released basis, Loans, as shall constitute a part of the related Trust Estate (or rights or interest therein), at one or more public or private sales called and conducted in any manner permitted by law;

(iii) direct the Issuer to exercise rights, remedies, powers, privileges or claims under the Sale and Servicing Agreement and the Loan Purchase Agreement pursuant to Section 5.18; and

(iv) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder;

provided, however, that the Indenture Trustee may not exercise the remedy in clause (a)(ii) above or otherwise sell or liquidate the Trust Estate substantially as a whole (in one or more sales), or institute Proceedings in furtherance thereof, unless (A) the Holders of 100% of the aggregate unpaid principal amount of the Outstanding Notes direct such remedy, (B) the Indenture Trustee determines that the anticipated proceeds of such sale distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest (after giving effect to the payment of any amounts that are senior in priority to such principal and interest in accordance with Section 8.06) or (C) the Indenture Trustee determines (based on the information provided to it by the Servicer) that the Trust Estate may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee is directed to take such remedy by the Holders of not less than 66 2/3% of the aggregate unpaid principal amount of the Outstanding Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. The cost of such opinion shall be reimbursed to the Indenture Trustee from amounts held in the Collection Account in accordance with Section 8.06.

The remedies provided in this Section 5.05(a) are the exclusive remedies provided to the Noteholders with respect to the Trust Estate and each of the Noteholders (by their acceptance of their respective interests in the Notes) and the Indenture Trustee hereby expressly waive any other remedy that might have been available under the applicable UCC.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the maturities of the Notes pursuant to Section 5.03 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in accordance with Section 8.06 or, in the case of an acceleration as a result of an Event of Default described in clause (a) of Section 5.02, as may otherwise be directed by a court of competent jurisdiction.

(c) Following the sale of the Trust Estate and the application of the proceeds of such sale and other amounts, if any, then held in the Collection Account in accordance with Section 8.06, any and all amounts remaining due on the Notes and all other Obligations shall be extinguished and shall not revive, the Notes shall be deemed cancelled, and the Notes shall no longer be Outstanding.

(d) The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.05. At least fifteen (15) days before such record date, the Indenture Trustee shall transmit to each Noteholder and the Issuer a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.06 Optional Preservation of the Trust Estate. Subject to Section 5.05(a), if the Notes have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received directions from the Noteholders to the contrary under Section 5.12, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of any proposed action and as to the sufficiency of the Trust Estate for such purpose. The cost of such opinion shall be reimbursed to the Indenture Trustee from amounts held in the Collection Account pursuant to Section 8.06.

Section 5.07 Limitation on Suits. Subject to the other provisions of this Indenture, no Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of not less than 10% of the aggregate unpaid principal amount of all Outstanding Notes have made written request to the Indenture Trustee to institute such Proceeding in its own name as Indenture Trustee under this Indenture;

(b) such Noteholder has or Noteholders have previously given written notice to the Indenture Trustee of a continuing Event of Default;

(c) such Noteholder has or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by Holders of a majority of the aggregate unpaid principal amount of all Outstanding Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Noteholders, each representing less than a majority of the aggregate unpaid principal amount of all Outstanding Notes, the Indenture Trustee shall act at the direction of the group representing a greater percentage of the aggregate unpaid principal amount of all Outstanding Notes, or if both groups are equal, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action to which Noteholders are entitled to vote or consent under this Indenture, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote.

Section 5.08 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture but subject to the limitations set forth in Sections 5.05(c), 11.16 and 11.18, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Stated Maturity Date (and such principal shall be due and payable on such Stated Maturity Date) expressed in such Note and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Issuer (except to the Trust Estate), the Indenture Trustee, the Owner Trustee or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to Article VIII.

Section 5.09 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee or such Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as provided in Section 5.05, no right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.12 Control by Noteholders. The Holders of a majority of the aggregate unpaid principal amount of all Outstanding Notes, if an Event of Default has occurred and is continuing, shall have the right to direct the time, method and place of conducting any Proceeding for any right or remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, however, that, subject to Section 6.01 and Section 6.03(d):

(a) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee shall have reasonably determined, or shall have been advised by counsel, that the action so directed is in conflict with any applicable Requirements of Law or with this Indenture; and

(b) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee in good faith shall determine that such direction would be illegal or involve the Indenture Trustee in liability for which it has not been indemnified in accordance with Article VI or be unjustly prejudicial to the Noteholders not parties to such direction.

Section 5.13 Waiver of Past Defaults. The Required Noteholders may, on behalf of all Noteholders, waive in writing any past default with respect to the Notes and its consequences (including an Event of Default), except that:

(a) a default in the payment of the principal or interest in respect of any Note cannot be waived without the consent of each Noteholder of each Outstanding Note affected thereby;

(b) a default as a result of an Insolvency Event with respect to the Issuer or the Depositor cannot be waived without the consent of each Noteholder;

(c) a default in respect of a covenant or provision hereof that under Section 9.02 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note or each Noteholder of each Outstanding Note affected thereby cannot be waived without the consent of each such Noteholder; and

(d) an Early Amortization Event cannot be waived without the consent of each Noteholder.

Upon any such written waiver, such default, and any Event of Default arising therefrom, shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture; provided, that no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.07), in each case holding in the aggregate more than 10% of the aggregate unpaid principal amount of all Outstanding Notes, or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the date on which any of such amounts were due pursuant to the terms of such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.15 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under the Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to the Indenture. Neither the lien of the Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied as specified in Section 5.03.

Section 5.17 Sale of Loans.

(a) If all or a portion of the Loans are to be sold under the terms of Section 5.05(a)(ii), the Indenture Trustee, or its agents, shall, unless another method of sale is directed in writing by the Required Noteholders, use its commercially reasonable efforts to sell, dispose or otherwise liquidate all or a portion of the Loans by the solicitation of competitive bids. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale. The Indenture Trustee may retain the services of a financial advisor in connection with any such sale under this Section 5.17. The reasonable fees and expenses of such financial advisor shall be paid by the Issuer in accordance with (and subject to) Section 8.06.

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Loans pursuant to Section 5.05(a)(ii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) If all or a portion of the Loans are to be sold under the terms of Section 5.05(a)(ii), the Indenture Trustee shall solicit bids for such Loans from Permitted Assignees (identified in writing by the Servicer), each of which shall agree in writing to comply with the confidentiality provision of this Indenture with respect to any information received in connection with such solicitation. The Indenture Trustee shall sell such Loans to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied in accordance with Section 5.05(b). In connection with any such sale of Loans or interests therein, the Indenture Trustee may contract with agents to assist in such sales, the cost of which and the other costs of such sale shall be paid from the proceeds of any such sale.

(d) At any sale of all or a portion of the Loans under Section 5.05(a)(ii), the Indenture Trustee or the Noteholders may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

(e) Upon completion of any sale under Section 5.05(a)(ii), the Issuer will deliver or cause to be delivered all of the property sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. If so requested by the Indenture Trustee or by any purchaser, the Issuer shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

Section 5.18 Performance and Enforcement of Certain Obligations. If an Event of Default has occurred and is continuing, the Indenture Trustee shall, at the written direction of the Required Noteholders, direct the Issuer to exercise all rights, remedies, powers, privileges and claims the Issuer may have against the Depositor, the Seller, and the Servicer under or in connection with the Loan Purchase Agreement, the Sale and Servicing Agreement and the Loan Purchase Agreement, as applicable, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Servicer, or the Seller of their respective obligations thereunder.

ARTICLE VI.

THE INDENTURE TRUSTEE

Section 6.01 Duties of the Indenture Trustee.

(a) If an Event of Default has occurred and is continuing and a Responsible Officer shall have actual knowledge or shall have received written notice of such Event of Default at the Corporate Trust Office, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Required Noteholders, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) With respect to the Indenture Trustee at all times: (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties, obligations or covenants by the Indenture Trustee shall be read into this Indenture or into any other Transaction Document; and (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). If any such instrument is found not to conform in any material respect to the requirements of this Indenture, the Indenture Trustee shall notify the Noteholders in the event that the Indenture Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

(c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct; provided, however, that:

(i) this clause (c) shall not be construed to limit the effect of clauses (a) or (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven in a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture and/or the direction of the Required Noteholders as to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or for exercising any trust or power conferred upon the Indenture Trustee under this Indenture;

(iv) the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default, Early Amortization Event, or any other default unless a Responsible Officer of the Indenture Trustee has actual knowledge or shall have received written notice thereof. In the absence of such actual knowledge or receipt of such notice, the Indenture Trustee may conclusively assume that none of such events have occurred and the Indenture Trustee shall not have any obligation or duty to determine whether any Event of Default, Early Amortization Event or any other default has occurred; and

(v) the Indenture Trustee shall not have any duty (A) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or amendments to a financing statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Collection Account.

(d) No provision of this Indenture or any other document or instrument shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture or any other Transaction Document that in any way relates to the Indenture Trustee is subject to subsections (a), (b), (c) and (d) of this Section 6.01.

(f) Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Trust Estate, including, without limitation, by (i) accepting any substitute payment obligation for a Loan initially transferred to the Issuer under the Sale and Servicing Agreement, (ii) adding any other investment, obligation or security to the Issuer or the Trust Estate or (iii) withdrawing from the Trust Estate any Loans (except as otherwise provided in the Loan Purchase Agreement and the Sale and Servicing Agreement).

(g) The Indenture Trustee shall not have any responsibility or liability for investment losses on Eligible Investments (other than as an obligor on any Eligible Investments on which the institution acting as Indenture Trustee is an obligor). The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.07 of this Indenture.

(h) Knowledge or information acquired by (i) Wells Fargo in any of its respective capacities hereunder or under any Transaction Document or other document related to this transaction shall not be imputed to Wells Fargo in any of its other capacities hereunder or under such other documents except to the extent their respective duties are performed by Responsible Officers in the same division of Wells Fargo, and vice versa (it being understood that on the Closing Date, the Corporate Trust Services department of Wells Fargo is performing its obligations under each of its capacities hereunder and under the other Transaction Documents), and (ii) any Affiliate of Wells Fargo shall not be imputed to Wells Fargo in any of its respective capacities, provided that the foregoing shall not relieve the Person acting as Back-up Servicer or Indenture Trustee, as applicable, from its obligations to perform or responsibility for the manner of performance of its duties in a separate capacity under the Transaction Documents.

(i) The Indenture Trustee shall not be deemed to have knowledge of, or be required to act, based on any event or information unless a Responsible Officer of the Indenture Trustee receives written notice or has actual knowledge of such event or information. The delivery or availability of reports or other documents (including, without limitation, news or other publically available reports or documents, or any reports or documents delivered to the Indenture Trustee pursuant to this Indenture or related agreements or documents) to the Indenture Trustee shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such information that this Indenture specifically requires the Indenture Trustee to examine in such report or document and to take an action with respect thereto.

(j) Every provision of this Indenture and any other Transaction Document relating to the conduct of, affecting the liability of, or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02 Notice of Early Amortization Event or Event of Default; Notice of Breach of Representations or Warranties (a) . Upon the occurrence of any Early Amortization Event or Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received notice thereof at the Corporate Trust Office of the Indenture Trustee, the Indenture Trustee shall notify all Noteholders as their names and addresses appear on the Note Register and the Rating Agency, notice of such Early Amortization Event or Event of Default within ten (10) Business Days after such Responsible Officer receives such notice or obtains actual knowledge. Upon obtaining actual knowledge of, or receipt of written notice by, a Responsible Officer of the Indenture Trustee of any breach of any representation or warranty contained in Section 11.2(d) of the 2018-1A SUBI Supplement by the 2018-1A SUBI Servicer with respect to any Loan allocated to the 2018-1A SUBI at the time such representations and warranties were made, the Indenture Trustee shall give prompt written notice thereof to the North Carolina Trust, the 2018-1A SUBI Servicer and the Issuer.

Section 6.03 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 6.01:

(a) the Indenture Trustee may conclusively rely on and shall fully be protected in acting or refraining from acting in accordance with any resolution, certificate, statement, instrument, Officer’s Certificate, opinion, report, notice, request, direction, consent, order, bond, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties and shall be under no obligation to inquire as to the adequacy, accuracy or sufficiency of any such information or be under any obligation to make any calculation or verifications in respect of any such information and shall not be liable for any loss that may be occasioned thereby;

(b) before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive, at the reasonable expense of the Issuer, payable in accordance with and subject to Section 8.06, an Officer’s Certificate of the Issuer and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the written or oral advice or opinion of such counsel with respect to legal matters relating to the Indenture or the Notes shall be full and complete authorization and protection from any liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture, or to honor the request or direction of any of the Noteholders pursuant to this Indenture to institute, conduct or defend any litigation hereunder in relation hereto, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care or skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, believed by it to be genuine, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney;

(f) the Indenture Trustee shall not be liable for any errors in judgment, or actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon the Indenture Trustee by this Indenture or any other Transaction Document;

(g) except as expressly required pursuant to the terms of this Indenture, the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to any of the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Issuer or any other Person (other than the Indenture Trustee) with its representations and warranties or for any other purpose except as expressly required pursuant to the terms of the Indenture;

(h) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section;

(i) the Indenture Trustee shall not have any liability with respect to the acts or omissions of the Servicer (except and to the extent the Indenture Trustee is the Servicer), the Depositor, the Issuer or the Back-up Servicer or any other party to the Transaction Documents (other than Wells Fargo in any of its capacities under the Transaction Documents), including, without limitation, acts or omissions in connection with the servicing, management or administration of Loans; calculations made by the Servicer whether or not reported to the Issuer or Indenture Trustee; and deposits into or withdrawals from any accounts or funds established pursuant to the terms of this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and under the Transaction Documents to which it is a party, and each agent, custodian, and any other Person employed to act hereunder and under the Transaction Documents to which it is a party (including, but not limited to, Wells Fargo as Imaged File Custodian under the Back-up Servicing Agreement); and in actions under any other Transaction Document, the Indenture Trustee shall be entitled to all the rights, privileges, protections, immunities and benefits afforded it hereunder; provided, that the foregoing shall not apply to Wells Fargo in its capacity as Back-up Servicer;

(k) the Indenture Trustee shall not be responsible or liable in any manner whatsoever for calculation, determination and/or verification of the allocations of Collections, determinations of monthly interest or the applications of Available Funds pursuant to this Indenture;

(l) the right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any other Transaction Document shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(m) the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Note Accounts created hereby or in the powers granted hereunder;

(n) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder; provided, that the Indenture Trustee shall remain obligated and be liable to the Issuer and the Noteholders for the execution of their respective trusts and powers and performance of their respective duties hereunder without diminution of such obligations and liability by virtue of the appointment of any such agent, attorney, custodian or nominee, and to the same extent and under the same terms and conditions as if the Indenture Trustee alone were individually executing or performing such obligations; provided, however, that the Indenture Trustee shall not be liable for the execution or performance of any such obligations of the Indenture Trustee by any of the original parties (including any successors or assigns) to the Transaction Documents;

(o) under no circumstances shall the Indenture Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of any other party to the Transaction Documents (other than Wells Fargo in any of its capacities under the Transaction Documents), or be required to investigate the breach of any such representation, warranty, covenant, obligation or indebtedness; provided, that if a Responsible Officer of the Indenture Trustee receives written notice from any party to the Transaction Documents of such breach of any such representation, warranty, covenant, obligation or indebtedness, the Indenture Trustee shall notify Noteholders by posting a notice to the Indenture Trustee’s website at www.ctslink.com;

(p) the Indenture Trustee shall not be liable for (i) the default, misconduct or any other action or omission of the Issuer, the Servicer or any other party to the Transaction Documents (other than Wells Fargo in any of its capacities under the Transaction Documents) or (ii) any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;

(q) the Indenture Trustee shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law;

(r) in no event shall the Indenture Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(s) the Indenture Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Transaction Document, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

The Indenture Trustee shall not have any responsibility to the Issuer or the Noteholders to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of independent public accountants by the Issuer or the Servicer; provided that the Indenture Trustee is hereby directed to and, upon receipt of an Issuer Order or written direction from the Depositor, shall execute any acknowledgment or other agreement with the independent accountants required for the Indenture Trustee to receive any of the reports or instructions provided for herein or the Sale and Servicing Agreement, which acknowledgment or agreement may include, among other things, (i) acknowledgements with respect to the sufficiency of the agreed upon procedures to be performed by the independent accountants by the Issuer, (ii) releases of claims (on behalf of itself and the Holders) and other acknowledgments of limitations of liability in favor of the independent accountants, or (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of independent accountants (including to the Holders). It is understood and agreed that the Indenture Trustee will deliver such acknowledgement or other agreement in conclusive reliance on the foregoing direction of the Issuer (or Depositor), and the Indenture Trustee shall not make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Notwithstanding the foregoing, in no event shall the Indenture Trustee be required to execute any agreement in respect of the independent accountants that the Indenture Trustee determines adversely affects it in its individual capacity.

Section 6.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein, in any other Transaction Document and in the Notes, except with respect to the Indenture Trustee and its certificate of authentication, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee does not assume any responsibility for their correctness. The Indenture Trustee does not make any representation as to the validity, enforceability or sufficiency of the Indenture, the Notes or any related document or as to the perfection or priority of any security interest therein. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

Section 6.05 Indenture Trustee May Hold Notes. The Indenture Trustee, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and subject to Section 6.11, may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Indenture Trustee, Note Registrar or such other agent.

Section 6.06 Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall not be under any liability for interest on any money received by it hereunder except (i) as otherwise agreed upon in writing by the Indenture Trustee and the Issuer and (ii) as an obligor with respect to Eligible Investments on which the institution acting as Indenture Trustee is an obligor.

Section 6.07 Compensation, Reimbursement and Indemnification.

The Indenture Trustee shall be entitled to recover as compensation, for acting as Indenture Trustee and, if applicable, Account Bank and Note Registrar, on each Payment Date and, in accordance with the priority set forth in Section 8.06, an annual fee (which compensation shall not be limited by any law on compensation of a trustee of an express trust) equal to $18,000, payable in twelve equal monthly installments in accordance with the priority set forth in Section 8.06. In addition to compensation for its services, the Issuer shall reimburse, in each case in accordance with the priority set forth in Section 8.06, (i) the Indenture Trustee and the Note Registrar, for all out-of-pocket expenses (including reasonable fees and out-of-pocket expenses, disbursements and advances of any agents, any co-trustee, counsel, accountants and experts) incurred or made by it (including without limitation expenses incurred in connection with notices or other communications to the Noteholders), disbursements and advances incurred or made by the Indenture Trustee and the Note Registrar in accordance with any of the provisions of this Indenture

(including but in no way limited to any expenses incurred pursuant to Section 5.04, Section 5.05, Section 5.06 and Section 5.07), or any of the Transaction Documents and (ii) the Account Bank, for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with Section 8.02(f), if any. Such expenses shall include the reasonable fees and out-of-pocket expenses, disbursements and advances of any agents, any co-trustee, counsel, accountants and experts, except any such expense, disbursement or advance caused by its willful misconduct, negligence, fraud or bad faith (as determined by a court of competent jurisdiction). In no event shall the Indenture Trustee or any agent of the Indenture Trustee advance any funds for the payment of principal, interest or premium on any Notes. In no event shall the Indenture Trustee or any agent of the Indenture Trustee advance any funds for the payment of principal, interest or premium on any Notes.

The Issuer shall, in accordance with the priority set forth in Section 8.06, indemnify, defend, hold harmless and otherwise reimburse each of the Indenture Trustee, the Account Bank and the Note Registrar and each of their respective officers, directors, shareholders, agents and employees (each an “Indemnified Person”) against any and all loss, suit, claim, judgment, cost, liability or expense (including, without limitation, the reasonable fees and expenses of counsel) incurred or expended in connection with or arising out of (i) investigating, preparing for, defending itself or themselves against or prosecuting for itself or themselves or for the sake of the Trust Estate any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Trust Estate, the Transaction Documents, the Loans or other assets of the Trust Estate, or the Notes (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Notes), (ii) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by or against the Issuer for such purpose) of any indemnification or other obligation of the Issuer, (iii) the acceptance or administration of the trusts created hereunder or under any other Transaction Document, and (iv) the performance of any and all of its or their duties and responsibilities and the exercise or lack of exercise of any and all of its or their powers, rights or privileges hereunder or under any other Transaction Document, including without limitation (x) complying with any new or updated law or regulation in any way related to or affecting the transaction, and (y) addressing any bankruptcy in any way related to or affecting the transaction, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Wells Fargo (in the case of Wells Fargo personnel, such costs to be calculated using standard market rates). The Indenture Trustee, the Account Bank or the Note Registrar, as applicable, shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Account Bank or the Note Registrar, as applicable, to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Issuer shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee, the Account Bank or the Note Registrar, as applicable, determined by a court of competent jurisdiction to have been caused by the willful misconduct or negligence of the Indenture Trustee, the Account Bank or the Note Registrar, as applicable.

(a) The provisions of this Section shall survive the resignation and removal of the Indenture Trustee and the discharge, termination or assignment of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.02(d) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

(b) Notwithstanding anything herein to the contrary, the right of the Indenture Trustee, the Account Bank or the Note Registrar, as applicable, to enforce any of the Issuer’s payment obligations pursuant to this Section 6.07 shall be subject to the provisions of Section 11.16(a).

Section 6.08 Replacement of Indenture Trustee.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. At any time, the Indenture Trustee may resign for any reason by giving sixty (60) days prior written notice to the Issuer. At any time, the Required Noteholders may remove the Indenture Trustee and any or all of its agents for any reason other than for cause (as described in the immediately succeeding sentence) by giving thirty (30) days prior written notice to the Issuer and the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee by giving sixty (60) days prior written notice to the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Indenture Trustee or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Indenture Trustee; or the Indenture Trustee shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(iii) the Indenture Trustee otherwise becomes incapable of acting. If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, which successor shall be reasonably satisfactory to the Servicer.

(b) Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor indenture trustee as provided in this Section 6.08(b).

(i) Any successor indenture trustee appointed as provided herein shall execute, acknowledge and deliver to the Issuer, to the Servicer and to its predecessor indenture trustee, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor indenture trustee shall deliver to the successor indenture trustee all documents or copies thereof and statements and all money and other property held by it hereunder; and the Issuer and the predecessor indenture trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor indenture trustee all such rights, powers, duties and obligations.

(ii) No successor indenture trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor indenture trustee shall be eligible under the provisions of Section 6.11.

(iii) Upon acceptance of appointment by a successor indenture trustee as provided in this Section, such successor indenture trustee shall provide notice of such succession hereunder to all Noteholders, and the Servicer shall provide such notice to the Rating Agency.

(c) If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the aggregate unpaid principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee and all reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with such petition shall be paid by the Issuer in accordance with and subject to the priority set forth in Section 8.06.

(d) If the Indenture Trustee ceases to be eligible in accordance with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) No Indenture Trustee under this Indenture shall be liable for any action or omission of any successor indenture trustee.

Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

If at the time such successor by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to such position, and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor indenture trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere provided in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, in connection with any Proceeding or other enforcement action or to the extent of any conflict of interest, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the written direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt shall be rated at least “Baa3” by Moody’s, at least “BBB-” by Standard & Poor’s and, if rated by DBRS, at least “BBB” by DBRS. The Indenture Trustee (1) shall meet the requirements of Section 26(a)(1) of the Investment Company Act, (2) shall not be an Affiliate of the Issuer, the Depositor or the initial Servicer and (3) shall not offer or provide credit or credit enhancement to the Issuer. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

Section 6.12 Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants that:

(i) the Indenture Trustee is duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and each other Transaction Document to which it is a party;

(iii) each of this Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms; and

(iv) the Indenture Trustee meets the eligibility requirements set forth in Section 6.11.

Section 6.13 Execution of Transaction Documents.

(a) The Issuer hereby directs the Indenture Trustee (and by its acceptance of Notes, each Holder is hereby deemed to have directed the Indenture Trustee) to execute the Back-up Servicing Agreement, the Sale and Servicing Agreement and each other Transaction Document to which the Indenture Trustee is contemplated to be a party.

(b) The Issuer hereby directs the Indenture Trustee (and, by its acceptance of the Notes, each Holder is hereby deemed to have directed the Indenture Trustee) to execute all agreements and other documents, and to take all other actions, that are reasonably requested by the initial 2018-1A SUBI Servicer to effect any repurchase under Section 11.2(e) of the 2018-1A SUBI Supplement, and the Indenture Trustee is hereby authorized to execute such documents and take such actions without further consent by or notice to any Person.

Section 6.14 Rule 15Ga-1 Compliance.

(a) To the extent a Responsible Officer of the Indenture Trustee receives a demand for the repurchase of a Loan based on a breach of a representation or warranty made by the Seller of such Loan (each, a “Demand”), the Indenture Trustee agrees (i) if such Demand is in writing, promptly to forward such Demand to the Depositor and such Seller, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Indenture Trustee and the Depositor.

(b) In connection with the repurchase of a Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand by the Seller of such Loan, the Indenture Trustee agrees, to the extent a Responsible Officer of the Indenture Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c) The Indenture Trustee will (i) notify the Depositor, as soon as practicable and in any event within five (5) Business Days of the receipt thereof and in the manner set forth in Exhibit C hereof, of all Demands and provide to the Depositor any other information reasonably requested to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1 Information”), and (ii) if requested in writing by the Depositor, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that the Indenture Trustee has not received any Demands for such period, or if Demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (i) above with respect to such demands. For purposes of this Indenture, references to any calendar quarter shall mean the related preceding calendar quarter ending in March, June, September, or December, as applicable. The Indenture Trustee has no duty or obligation to undertake any investigation or inquiry related to any repurchases of Loans, or otherwise assume any additional duties or responsibilities, other than those express duties or responsibilities of the Indenture Trustee hereunder or under the Transaction Documents, and no such additional obligations or duties are otherwise implied by the terms of this Indenture. The Depositor has full responsibility for compliance with all related reporting requirements associated with the transaction completed by the Transaction Documents and for all interpretive issues regarding this information.

ARTICLE VII.

NOTEHOLDERS’ LIST AND REPORTS

Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) Business Days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Holders of Notes as they appear on the Note Register as of the most recent Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) Business Days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 hereof upon receipt of a new list so furnished.

(b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

ARTICLE VIII.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money and property received by it in trust for the related Noteholders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any Transaction Document, the Indenture Trustee may, and upon the written direction of the Required Noteholders shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Early Amortization Event or an Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

Section 8.02 Establishment of the Note Accounts.

(a)

(i) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee and in the name of the Indenture Trustee, on behalf of the Issuer, a non-interest bearing Eligible Deposit Account bearing a designation clearly indicating that such account is the “Collection Account” hereunder and that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Collection Account”).

(ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee and in the name of the Indenture Trustee, on behalf of the Issuer, a non-interest bearing Eligible Deposit Account bearing a designation clearly indicating that such account is the “Principal Distribution Account” hereunder and that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Principal Distribution Account”). The Issuer may from time to time deposit or cause the deposit into the Principal Distribution Account from time to time of funds available to the Issuer that are not required to be deposited into another Note Account or otherwise allocated or to be held in trust on behalf of any Person in accordance with this Indenture or any other Transaction Document.

(iii) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with the Indenture Trustee and in the name of the Indenture Trustee, on behalf of the Issuer, a non-interest bearing Eligible Deposit Account that shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders (the “Reserve Account”). On the Closing Date, the Depositor will remit the Reserve Account Required Amount to the Indenture Trustee for deposit in the Reserve Account. No later than 5:00 p.m., New York City time on the Business Day preceding each Payment Date, during the Revolving Period, the Indenture Trustee, based solely upon written instructions furnished to the Indenture Trustee by the Servicer (which instruction may be included in the Monthly Servicer Report), shall withdraw from the Reserve Account all amounts on deposit therein as of the related Monthly Determination Date (the “Reserve Account Draw Amount”), which amount shall constitute Available Funds for application in accordance with Section 8.06.

(b) The Note Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Sale and Servicing Agreement, the Servicer agrees that it shall have no right of set-off or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Note Accounts for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. Pursuant to the Sale and Servicing Agreement, the Servicer shall instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer’s, the Issuer’s or the Indenture Trustee’s duties hereunder and under the Sale and Servicing Agreement.

(c) Funds (other than amounts deposited pursuant to Section 10.02 of this Indenture) on deposit in the Note Accounts shall, at the written direction of the Servicer, be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. In the absence of any such written direction, amounts on deposit in the Note Accounts shall not be invested and the Indenture Trustee shall have no obligation or liability to pay any interest or earnings thereon. All investment earnings (net of losses and investment expenses) on such Eligible Investments shall be credited to the applicable Note Account. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to Section 6.06. In the absence of written directions from the Servicer, the Indenture Trustee may (but shall not be obligated) to invest such funds in Eligible Investments described in clause (d) of the definition thereof. Funds representing Collections collected during any Collection Period shall be invested in Eligible Investments that will mature no later than the Business Day immediately prior to the Payment Date following the end of such Collection Period. No such Eligible Investment shall be disposed of prior to its maturity. Funds deposited in the Note Accounts on the Business Day immediately prior to a related Payment Date shall not be invested overnight. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Note Accounts that are to be distributed on such Payment Date shall be treated as “Collections” received during the related Collection Period. The Indenture Trustee shall not bear any responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section nor for the selection of Eligible Investments in accordance with the provisions of this Indenture. In addition, the Indenture Trustee shall not have any liability in respect of the losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. Investments in any Eligible Investment are not obligations or recommendations of, or endorsed or guaranteed by, the Indenture Trustee or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. The Indenture Trustee and its Affiliates may provide various services for Eligible Investments and may be paid fees for such services. The other parties hereto agree that notifications after the completion of purchases and sales of Eligible Investments shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement shall be made available if no investment activity has occurred during such period.

(d) The Indenture Trustee shall only be obligated to make payments from the Collection Account to the extent such amounts are deposited therein.

(e) If, at any time, a Note Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agency may consent) establish a new Note Account meeting the applicable conditions specified above and in this Section 8.02, transfer any money, instruments, investment property and other property to such new Note Account and from the date such new account is established, it shall be the applicable Note Account.

(f) Wells Fargo, in its capacity as securities intermediary or depositary bank with respect to each Note Account (the “Account Bank”), hereby agrees that (i) each of the Note Accounts is a securities account, within the meaning of Section 8-501 of the UCC, maintained at the Account Bank; (ii) each item of property (whether investment property, financial asset, security, cash or instrument) credited to any Note Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC, (iii) the Account Bank shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to the Note Accounts, (iv) the Account Bank shall comply with entitlement orders originated by the Indenture Trustee with respect to any of the Note Accounts without the further consent of any other person or entity, (v) except as otherwise provided in subsection (a) of this Section 8.02, the Account Bank shall not agree to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (vi) the Note Accounts, and all property credited to such accounts shall not be subject to any lien, security interest, right of set-off or encumbrance in favor of the Account Bank in its capacity as securities intermediary or depositary bank or anyone claiming through the Account Bank as securities intermediary or depositary bank, and (vii) the jurisdiction of the Account Bank, in its capacity as securities intermediary with respect to each Note Account, shall be the State of New York for purposes of the UCC. Except as may be provided by the applicable published terms of its account agreements, the Account Bank shall enjoy all the same rights, protections, immunities and indemnities as the Indenture Trustee. With respect to any Note Account that is not maintained at the Indenture Trustee, the Issuer (or the Servicer on its behalf) shall cause the securities intermediary or depositary bank with respect to each such Note Account to enter into an agreement or agreements (i) providing the Indenture Trustee with “control” of such Note Account (within the meaning of Section 9-104 or Section 9-106 of the UCC); (ii) requiring:

(A) that each of the Note Accounts is either a securities account or a deposit account, (B) each item of property (whether investment property, financial asset, security, cash or instrument) credited to any Note Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC to the extent any such Note Account is a securities account (except that such an agreement may provide that cash may be treated as being credited to a deposit account), (C) such securities intermediary or depositary bank shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to the Note Accounts, (D) such securities intermediary or depositary bank shall comply with entitlement orders originated by the Indenture Trustee with respect to any Note Account that is a securities account and shall comply with instructions directing the disposition of funds originated by the Indenture Trustee with respect to any Note Account that is a deposit account, in each case without the further consent of any other person or entity, and shall not agree to comply with entitlement orders or instructions directing the disposition of funds originated by any person or entity other than the Indenture Trustee, (E) the Note Accounts, and all property credited to such accounts shall not be subject to any lien, security interest, right of set-off or encumbrance in favor of such securities intermediary or depositary bank in its capacity as securities intermediary or depositary bank or anyone claiming through it; and (iii) that designate a single State within the United States as the jurisdiction of such securities intermediary or depositary bank with respect to each Note Account for purposes of the UCC.

Section 8.03 Collections and Allocations. The Servicer shall apply, or shall instruct the Indenture Trustee in writing (which instruction may be included in the Monthly Servicer Report) to apply and the Indenture Trustee shall apply, all funds on deposit in the Collection Account as described in this Article VIII. Except as otherwise provided below, the Servicer shall deposit (or cause to be deposited) Collections into the Collection Account as promptly as possible after the date of processing of such Collections, but in no event later than the second (2nd) Business Day following the date of processing of such Collections by the applicable Subservicer, or if such Collection was received directly by the Servicer, the Servicer; provided, that, in no event shall such Collections be deposited (or caused to be deposited) into the Collection Account more than seven (7) Business Days after receipt thereof by the Subservicer or the Servicer, as applicable. The Servicer may retain funds constituting Collections in an amount equal to its accrued and unpaid Servicing Fee and shall not be required to deposit such funds in the Collection Account.

Section 8.04 Rights of Noteholders. As set forth in the Granting Clauses, the Trust Estate secures the obligation of the Issuer to pay the Holders of the Notes principal and interest and the other obligations of the Issuer under the Notes.

Section 8.05 Release of Trust Estate.

(a) Subject to Section 11.01, the Indenture Trustee may, and when required by the provisions of this Indenture shall, upon Issuer Order, execute instruments prepared by and at the expense of the Issuer to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee upon Issuer Order shall authorize the Servicer to execute, in the name and on behalf of the Indenture Trustee, instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Loans (and the Indenture Trustee shall execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Sale and Servicing Agreement and only to the extent necessary to permit the Servicer to carry out its servicing obligations thereunder.

(c) Upon Issuer Order, the Indenture Trustee shall, at such time as there are no Outstanding Notes or amounts owing hereunder, release and transfer, without recourse, any remaining portion of the Trust Estate (other than any cash held for the payment of the Notes pursuant to Section 4.02 and any other amounts to be applied to make payments on the Notes) from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds and other property then credited to the Collection Account and any other account established pursuant to Section 8.02. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(c) only upon receipt of an Issuer Order accompanied by an Officer’s Certificate of the Issuer and an Opinion of Counsel to the effect that all conditions precedent to such release have been satisfied.

(d) Upon either (i) adjustment in the value of the Trust Certificate (if such adjustment is available) to reflect the Reassignment Price (other than with respect to any 2018-1A SUBI Loan) or (ii) receipt in the Principal Distribution Account of the Reassignment Price, in either case, with respect to any Reassigned Loan that is to be reassigned to the Depositor, or in the case of a 2018-1A SUBI Loan, reallocated from the 2018-1A SUBI), in either case, subject to the conditions specified in, and in accordance with, Section 2.10 of the Sale and Servicing Agreement and Section 8.07(v) hereof, such Reassigned Loan (together with the related Contract, all insurance proceeds allocable thereto, any other Related Assets relating to such Reassigned Loan and all rights to payment and amounts due or to become due with respect thereto, and all proceeds thereof) shall automatically be released from the lien of this Indenture, without further action of any party hereto.

(e) Upon receipt in the Collection Account of the Repurchase Price with respect to any Loan that is to be repurchased or reallocated, as applicable, in accordance with Section 2.06 of the Sale and Servicing Agreement, the 2018-1A SUBI Servicing Agreement, the 2018-1A SUBI Supplement or the Loan Purchase Agreement, such repurchased or reallocated, as applicable, Loan (together with the related Contract, all insurance proceeds allocable thereto, any other Related Assets relating to such Loans and all rights to payment and amounts due or to become due with respect thereto, and all proceeds thereof) shall automatically be released from the lien of this Indenture, without further action of any party hereto.

(f) Upon receipt in the Collection Account of the amount to be deposited by the Servicer with respect to any Loan that is to be assigned or purchased and transferred to the Servicer in accordance with Section 3.03 of the Sale and Servicing Agreement, such Loan (together with the related Contract, all insurance proceeds applicable thereto and all rights to payment and amounts due or to become due with respect thereto, and all proceeds thereof) shall automatically be released from the lien of this Indenture, without further action of any party hereto.

(g) In connection with an Optional Purchase, once the Notes are no longer Outstanding following deposit of the Redemption Price into the Principal Distribution Account and Collection Account in accordance with Sections 8.08(a) and 8.08(c), the Loans and related Sold Assets shall automatically be released from the lien of this Indenture without further action of any party hereto.

(h) On the date when any Loan becomes a Charged-Off Loan in accordance with the Credit and Collection Policy, there shall automatically be released from the lien of this Indenture, without further action of any party hereto, such Charged-Off Loan, all insurance proceeds allocable to such Loan, all rights to payment and amounts due or to become due with respect to all of the foregoing, and all proceeds thereof; provided, that all recoveries and other amounts collected by the Issuer, the Depositor or the Servicer (or any Affiliate of the Servicer) with respect to any Charged-Off Loan (including proceeds of any disposition by the Servicer or any Affiliate thereof to any third party) in accordance with the Credit and Collection Policy shall be paid to the Issuer, shall be deposited in the Collection Account, shall be subject to the lien of this Indenture, and shall be applied as provided herein.

(i) In connection with an Optional Call, once the Notes are no longer Outstanding following deposit of the applicable Optional Call Amount into the Principal Distribution Account and the Collection Account in accordance with Sections 8.08(b) and 8.08(c), the Loans and related Sold Assets shall automatically be released from the lien of this Indenture without further action of any party hereto.

Section 8.06 Application of Available Funds.

(a) On each Payment Date, based solely upon written instruction from the Servicer (which instruction may be included in the Monthly Servicer Report), the Indenture Trustee shall distribute the Available Funds with respect to such Payment Date in the following order of priority:

(i) to the following in the specified order: (A) first, pro rata (based on amounts owing), (1) to the Indenture Trustee, the Account Bank and the Note Registrar, all fees and out-of-pocket expenses due to the Indenture Trustee, the Account Bank or the Note Registrar pursuant to Section 6.07, (2) to the Owner Trustee for amounts due to the Owner Trustee pursuant to Section 11.01 of the Trust Agreement, (3) to the Back-up Servicer, any out-of-pocket expenses of the Back-up Servicer (other than Servicing Transition Costs (as such term is defined in the Back-up Servicing Agreement)) reimbursable pursuant to the Back-up Servicing Agreement, if any, that have not been paid by the Servicer, (4) to the Image File Custodian, the Image File Custodian Fee and any out-of-pocket expenses due by the Issuer to the Image File Custodian, (5) to the 2018-1A SUBI Trustee, all fees and out-of-pocket expenses then due by the Issuer to the 2018-1A SUBI Trustee and (6) any costs and expenses then due by the Issuer under the Intercreditor Agreement, to the extent that such amounts are not paid when due by the Issuer in accordance with the Intercreditor Agreement, and further provided that such amounts represent the Issuer’s pro rata share allocation in accordance with the Intercreditor Agreement, and (B) second, to the Indenture Trustee, the Account Bank, the Note Registrar, the Owner Trustee, the Back-up Servicer, the Image File Custodian, the 2018-1A SUBI Trustee and any other Person entitled thereto (including Wells Fargo solely in its capacity as Third Party Allocation Agent under the Intercreditor Agreement to the extent that such amounts are not paid when due by the Issuer in accordance with the Intercreditor Agreement, and further provided that such amounts represent the Issuer’s pro rata allocation in accordance with the Intercreditor Agreement), on a pro rata basis (based on amounts owing), any indemnified amounts due and owing to such parties from the Issuer pursuant to any Transaction Document, in an aggregate amount for this clause (i), not to exceed $350,000 during any calendar year; provided, that such dollar amount limitation shall not apply during the continuation of an Event of Default; provided further, for the avoidance of doubt, any amounts due but not paid due to the application of such dollar amount limitation in a calendar year will be paid in the next succeeding calendar year (subject to such dollar amount limitation for such calendar year);

(ii) to the Back-up Servicer, (A) an amount equal to the Back-up Servicing Fee for such Payment Date, plus the amount of any Back-up Servicing Fee previously due but not previously paid to the Back-up Servicer; and (B) in the event that a Servicing Transition Period has commenced, an amount equal to the Servicing Transition Costs, if any, not paid by the Servicer pursuant to the Back-up Servicing Agreement; provided, that the aggregate amount paid pursuant to this clause (ii)(B) on all Payment Dates shall not exceed $250,000;

(iii) to the Servicer, an amount equal to the Servicing Fee for such Payment Date (to the extent not retained by the Servicer pursuant to Section 8.03), plus the amount of any Servicing Fee previously due but not previously paid to the Servicer;

(iv) to the Class A Noteholders, an amount equal to the Class A Monthly Interest Amount for such Payment Date, plus the amount of any Class A Monthly Interest Amount previously due but not previously paid to the Class A Noteholders with interest thereon at the Class A Interest Rate;

(v) an amount equal to the lesser of (A) the First Priority Principal Payment for such Payment Date and (B) all funds remaining after giving effect to the distributions in clauses (i) through (iv) above, to be deposited into the Principal Distribution Account;

(vi) to the Class B Noteholders, an amount equal to the Class B Monthly Interest Amount for such Payment Date, plus the amount of any Class B Monthly Interest Amount previously due but not previously paid to the Class B Noteholders with interest thereon at the Class B Interest Rate;

(vii) an amount equal to the lesser of (A) the Second Priority Principal Payment for such Payment Date and (B) all funds remaining after giving effect to the distributions in clauses (i) through (vi) above, to be deposited into the Principal Distribution Account;

(viii) to the Class C Noteholders, an amount equal to the Class C Monthly Interest Amount for such Payment Date, plus the amount of any Class C Monthly Interest Amount previously due but not previously paid to the Class C Noteholders with interest thereon at the Class C Interest Rate;

(ix) an amount equal to the lesser of (A) the Third Priority Principal Payment for such Payment Date and (B) all funds remaining after giving effect to the distributions in clauses (i) through (viii) above, to be deposited into the Principal Distribution Account;

(x) to the Reserve Account, an amount equal to the lesser of (A) the Reserve Account Required Amount and (B) all funds remaining after giving effect to the distributions in clauses (i) through (ix) above;

(xi) an amount equal to the lesser of (A) the Regular Principal Payment Amount for such Payment Date and (B) all funds remaining after giving effect to the distributions in clauses (i) through (x) above, to be deposited into the Principal Distribution Account;

(xii) prior to the occurrence and continuation of an Event of Default, to the Indenture Trustee, the Account Bank, the Note Registrar, the Owner Trustee, the Back-up Servicer, the Image File Custodian, the 2018-1A SUBI Trustee and any other Person entitled thereto (including Wells Fargo solely in its capacity as Third Party Allocation Agent under the Intercreditor Agreement to the extent that such amounts are not paid when due by the Issuer in accordance with the Intercreditor Agreement, and further provided that such amounts represent the Issuer’s pro rata allocation in accordance with the Intercreditor Agreement), pro rata (based on amounts owing), an amount equal to the lesser of (A) fees and out-of-pocket expenses due and owing by the Issuer to such parties to the extent not paid in full pursuant to clause (i)(A) above or pursuant to clause (ii) above, as applicable (and, in the case of the Back-up Servicer, which are reimbursable pursuant to the Back-up Servicing Agreement, if any, not paid by the Servicer), and (B) all funds remaining after giving effect to the distributions in clauses (i) through (xi) above;

(xiii) prior to the occurrence and continuation of an Event of Default, to the Indenture Trustee, the Account Bank, the Note Registrar, the Owner Trustee, the Back-up Servicer, the Image File Custodian, the 2018-1A SUBI Trustee and any other Person entitled thereto (including Wells Fargo solely in its capacity as Third Party Allocation Agent under the Intercreditor Agreement to the extent that such amounts are not paid when due by the Issuer in accordance with the Intercreditor Agreement, and further provided that such amounts represent the Issuer’s pro rata allocation in accordance with the Intercreditor Agreement), pro rata (based on amounts owing), an amount equal to the lesser of (x) any indemnified amounts due and owing to such parties from the Issuer pursuant to any Transaction Document to the extent not paid in full pursuant to clause (i)(B) above and (y) all funds remaining after giving effect to the distributions in clauses (i) through (xii) above; and

(xiv) all funds remaining after giving effect to the distributions in clauses (i) through (xiii) above, at the sole option of the Issuer, (x) to be deposited into the Principal Distribution Account or (y) to be distributed to the holder of the Trust Certificate or as such holder may direct, subject to the satisfaction of any amounts owing to the Owner Trustee in accordance with the Trust Agreement.

On any Payment Date on which the sum of the amounts on deposit in the Reserve Account and the remaining funds available to the Issuer after payments under clauses (i) through (ix) above would be sufficient to pay in full the Aggregate Note Balance, and any expenses, indemnification amounts or other amounts owed by the Issuer to the Indenture Trustee, the Account Bank, the Note Registrar, the Owner Trustee, the Back-up Servicer, the Image File Custodian, the 2018-1A SUBI Trustee and any other Person entitled thereto (including Wells Fargo solely in its capacity as Third

Party Allocation Agent under the Intercreditor Agreement to the extent that such amounts are not paid when due by the Issuer in accordance with the Intercreditor Agreement, and further provided that such amounts represent the Issuer’s pro rata allocation in accordance with the Intercreditor Agreement), such amounts will be allocated to pay the Notes in full and such expenses, indemnification amounts or other amounts on such Payment Date.

(b) On each Payment Date, any amounts allocated to the Principal Distribution Account pursuant to Section 8.06(a) above or otherwise available in the Principal Distribution Account shall be applied as follows:

(i) during the Revolving Period, upon the direction of the Servicer, to be made available to the Issuer to be applied pursuant to Section 8.07 (subject to the conditions precedent set forth therein) and to the extent not so applied, to be retained in the Principal Distribution Account for application as Available Funds pursuant to Section 8.06(a) on the next succeeding Payment Date; or

(ii) otherwise, the Indenture Trustee shall distribute such amounts as follows:

(A) first, to the Class A Noteholders in reduction of the Class A Note Balance, until the Class A Note Balance has been reduced to zero;

(B) second, to the Class B Noteholders in reduction of the Class B Note Balance, until the Class B Note Balance has been reduced to zero; and

(C) third, to the Class C Noteholders in reduction of the Class C Note Balance, until the Class C Note Balance has been reduced to zero.

Section 8.07 Loan Actions. On any Loan Action Date occurring during the Revolving Period, after giving effect to any payments, distributions and allocations pursuant to Section 8.06, the Issuer shall be permitted to take one or more of the following actions (each such action, a “Loan Action”):

(i) acquire Additional Loans in accordance with the Sale and Servicing Agreement and the 2018-1A SUBI Supplement, as applicable;

(ii) other than by using amounts on deposit in the Principal Distribution Account or any other portion of the Trust Estate, acquire one or more Additional Loans, in each case in accordance with the Sale and Servicing Agreement;

(iii) designate any Loan that does not constitute a Charged-Off Loan or a Delinquent Loan, in each case as of the last day of the Collection Period immediately preceding such Loan Action Date, as an “Excluded Loan” with respect to such Loan Action Date for all purposes of this Indenture (any such Loan, an “Excluded Loan”);

(iv) designate any Excluded Loan that does not constitute a Charged-Off Loan or a Delinquent Loan, in each case as of the last day of the Collection Period immediately preceding such Loan Action Date, as not an “Excluded Loan” for all purposes of this Indenture; or

(v) identify any Loan that does not constitute a Charged-Off Loan or a Delinquent Loan, in each case as of the last day of the Collection Period immediately preceding such Loan Action Date, and cause such Loan to be released from the Lien of this Indenture and reassign such Loan to the Depositor (or in the case of the 2018-1A SUBI Loans, reallocate from the 2018-1A SUBI) (any such Loan, a “Reassigned Loan” and any such release, an “Issuer Loan Release”);

provided, that no Loan Actions may occur on any Loan Action Date unless no Reinvestment Criteria Event shall exist on such Loan Action Date after giving effect to all such Loan Actions on such Loan Action Date.

For the avoidance of doubt, any Loan designated as an “Excluded Loan” and Collections thereon shall remain part of the Trust Estate and subject to the lien of this Indenture in favor of the Indenture Trustee for the benefit of the Noteholders (it being understood that an Issuer Loan Release may occur with respect to an Excluded Loan).

No Loan Action may occur on any date other than a Loan Action Date.

Upon the receipt of an Issuer Order accompanied with an Officer’s Certificate, the Indenture Trustee shall, in the manner directed in such Issuer Order, take such actions necessary for the Issuer to consummate any Loan Actions.

Section 8.08 Optional Redemption of the Notes.

(a) The Issuer shall retire the Notes in the event that the Servicer exercises its Optional Purchase right pursuant to Section 2.09(a) of the Sale and Servicing Agreement to purchase all the remaining Sold Assets held by the Issuer. The aggregate redemption price for the remaining Sold Assets in connection with the exercise of the Optional Purchase described in this clause (a) (the “Redemption Price”) will be equal to the then aggregate fair market value of all of the Sold Assets as of the date which is five (5) Business Days prior to the Payment Date such option is exercised; provided that an Optional Purchase shall not be exercised unless the Redemption Price equals or exceeds the sum of (i) the amount necessary to redeem all of the Notes in full (including, the Aggregate Note Balance on the Record Date preceding the final Payment Date identified in Section 8.08(c) plus accrued and unpaid interest on each Class of Notes then Outstanding up to, but excluding, the final Payment Date) on the final Payment Date in accordance with Section 8.06 (taking into account all amounts of Available Funds and any other amounts then on deposit in the Note Accounts and available to be distributed pursuant to Section 8.06 on the final Payment Date) and (ii) any expenses, indemnification amounts or other amounts owed to the Indenture Trustee, the Account Bank, the Note Registrar, the Servicer, the Owner Trustee, the Backup Servicer, the Third Party Allocation Agent and the Image File Custodian.

(b) The Issuer may redeem the Notes on any Payment Date on or after the Payment Date occurring in July 2020 (an “Optional Call”). The optional call amount in connection with the exercise of the Optional Call described in this clause (b) (the “Optional Call Amount”) shall equal the result of (i) 100% of the Aggregate Note Balance on the Record Date preceding the Redemption Date, plus (ii) accrued and unpaid interest on each Class of Notes then Outstanding up to but excluding the Redemption Date, plus (iii) any expenses, indemnification amounts or other amounts owed to the Indenture Trustee, the Note Registrar, the Servicer, the Owner Trustee, the Account Bank, the Back-up Servicer, the Third Party Allocation Agent and the Image File Custodian, minus (iv) all amounts of Available Funds and any other amounts then on deposit in the Note Accounts and available to be distributed pursuant to Section 8.06 or otherwise on the Redemption Date.

(c) In order to exercise the Optional Purchase set forth in Section 8.08(a) or the Optional Call set forth in Section 8.08(b) (it being understood that the options set forth in such sections are separate options), the Servicer or the Issuer, as applicable (in such capacity, the “Redeeming Party”), shall provide written notice of its exercise of such option (the “Redeeming Party Notice”) to the Indenture Trustee and the Owner Trustee at least fifteen (15) days prior to the Payment Date on which it will exercise its option. Following receipt of such notice, the Indenture Trustee shall provide written notice to the Noteholders of the final payment on the Notes. Such notice to Noteholders (the “Noteholder Redemption Notice”) shall, to the extent practicable, be provided no later than five (5) Business Days prior to such final Payment Date (the “Redemption Date”) and shall specify that payment of the aggregate outstanding principal amount and any interest due with respect to such Note on Redemption Date shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Stated Maturity Date or any such other final Payment Date (provided the Issuer does not default in the payment of the principal amount and interest due with respect to the Notes on such final Payment Date). In addition, the Redeeming Party shall, no later than 11 a.m. (ET) on the Redemption Date, deposit (or cause to be deposited) (i) into the Principal Distribution Account, the portion of the Redemption Price or the Optional Call Amount, as applicable, required to make the distributions required under Section 8.06(b)(ii) on such final Payment Date and (ii) into the Collection Account, the remaining portion of the Redemption Price or the Optional Call Amount, as applicable. The Indenture Trustee shall, on the Redemption Date, apply such funds to make payments of all amounts owing to the transaction parties, pursuant to any Transaction Document and make final payments of principal of and interest on the Notes in accordance with Section 8.06, and this Indenture shall be discharged subject to the provisions of Section 4.01.

(d) A Redeeming Party may withdraw its Redeeming Party Notice and cancel its Optional Purchase right or Optional Call, as applicable, by written notice to the Indenture Trustee prior to the date on which the related Noteholder Redemption Notice is sent to the Noteholders. For the avoidance of doubt, any such withdrawal in accordance with the foregoing shall not constitute an Event of Default, Servicer Default or a breach of any provision of any Transaction Document.

Section 8.09 Distributions and Payments to Noteholders.

(a) Payments shall be made to, and reports shall be provided to, Noteholders as set forth herein and in the Sale and Servicing Agreement. The identity of the Noteholders with respect to distributions and reports shall be determined as of the immediately preceding Record Date.

(b) Subject to the provisions of Section 5.05, on each Payment Date, the Indenture Trustee, in accordance with the Monthly Servicer Report and Section 8.06, shall pay to each Noteholder of record on the related Record Date (other than as provided in Section 10.02) or to such other Person as may be specified in Section 8.06, such amounts held by the Indenture Trustee that are allocated and available on such Payment Date to pay amounts payable to the Noteholders or such other Person pursuant to Section 8.06.

(c) Except as provided in Section 10.02 with respect to a final distribution, distributions to Noteholders hereunder shall be made by wire transfer of same day funds to the account that has been designated by the applicable Noteholders not less than five (5) Business Days prior to such Payment Date.

Section 8.10 Reports and Statements to Noteholders.

(a) Not later than the Monthly Determination Date relating to each Payment Date, the Servicer shall deliver to the Issuer, the Rating Agency, the Back-up Servicer and the Indenture Trustee a Monthly Servicer Report, substantially in the form of Exhibit B hereto, prepared by the Servicer.

(b) The Monthly Servicer Report must set forth, among other things, the following information for such Payment Date:

(i) the Adjusted Loan Principal Balance for the related Collection Period;

(ii) the calculation of each of the components of the Reinvestment Criteria Events as of the end of the related Collection Period and after giving effect to any Loan Actions to be taken on the related Payment Date, including, without limitation, the Weighted Average Coupon and the Weighted Average Loan Remaining Term;

(iii) the amount of interest to be paid to each Class of Notes on such Payment Date;

(iv) the amount of Collections for such Collection Period;

(v) the amount on deposit in the Reserve Account as of such Payment Date;

(vi) the amount of principal to be paid to each Class of Notes and the principal balance for each Class of Notes immediately prior to such Payment Date and after giving effect to payments on the Notes on such Payment Date;

(vii) the amount of optional reassignments/reallocations for such Collection Period; and

(viii) the Monthly Net Loss Percentage as of such Monthly Determination Date.

(c) The Indenture Trustee shall make each Monthly Servicer Report available to the Noteholders via its website at www.ctslink.com (which may be a secured area of the website accessible only to holders of the Notes and qualified prospective investors in the Notes). The Indenture Trustee may require registration and the acceptance of a disclaimer in connection with providing access to the Indenture Trustee’s website. The Indenture Trustee shall not be liable for the dissemination of information made in accordance with the Indenture.

(d) On or before June 30 of each calendar year, beginning with calendar year 2019, the Indenture Trustee, shall, upon written request, furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Noteholder, a report prepared by the Servicer containing the information which is required to be contained in the Monthly Servicer Report delivered pursuant to clause (a) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes, the Issuer, the Servicer and the Indenture Trustee, so long as the Rating Agency Notice Requirement has been satisfied with respect to the applicable supplemental indenture and the Indenture Trustee has been authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to conform the terms of this Indenture to the description thereof in the private placement memorandum, dated as of June 20, 2018 (the “PPM”);

(ii) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer under this Indenture;

(iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not have an Adverse Effect as evidenced by an Officer’s Certificate of the Servicer; or

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders but upon satisfaction of the Rating Agency Notice Requirement, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate, dated the date of any such action, stating that the Issuer reasonably believes that such action will not have an Adverse Effect, and (ii) the Issuer shall have delivered to the Indenture Trustee and the Rating Agency a Tax Opinion, dated the date of any such action, addressing such action.

(c) Additionally, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Noteholders, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Issuer to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (i) the Rating Agency Notice Requirement will have been satisfied, (ii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee hereunder without its consent and (iii) the Issuer delivers to the Indenture Trustee a Tax Opinion, dated the date of any such action, addressing such action.

Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Holders of not less than a majority of the aggregate unpaid principal amount of the Outstanding Notes adversely affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee and with prior notice to the Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that the Issuer shall have delivered to the Indenture Trustee (i) an Officer’s Certificate indicating which Outstanding Notes, if any, would be adversely affected and (ii) a Tax Opinion, dated the date of any such action, addressing such action; and provided, further, that, notwithstanding anything to the contrary contained herein, including, without limitation, Section 9.01, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, the Redemption Date);

(b) reduce the percentage of the aggregate unpaid principal amount of all Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with the provisions of this Indenture or defaults hereunder and their consequences as provided for in this Indenture;

(c) reduce the percentage of the aggregate unpaid principal amount of any Outstanding Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Outstanding Notes;

(d) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(e) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Issuer, any other obligor on the Notes, or the Depositor;

(f) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any part of the Trust Estate or deprive the Holder of any Note of the security provided by the Lien of this Indenture;

(g) modify or alter any provisions (including any relevant definitions) relating to the pro rata treatment of payments to any Class of Notes; or

(h) (i) reduce the Required Overcollateralization Amount or change the manner in which the Adjusted Loan Principal Balance or Loan Action Date Aggregate Principal Balance is calculated or structured, (ii) modify any Reinvestment Criteria Event, Early Amortization Event or Event of Default (or any defined term used therein), (iii) modify the provisions of this Section 9.02 or (iv) amend or supplement Section 8.03 with respect to the provisions of permitting monthly deposits of Collections by the Servicer or Section 8.05 with respect to the provisions permitting the release of Loans from the lien of the Indenture.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Servicer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall transmit to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 Execution of Supplemental Indentures.In executing any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto are satisfied.

The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture that affects its (as such or in its individual capacity) own rights, duties, liabilities, benefits, protections, privileges or immunities under this Indenture or otherwise.

Any supplemental indenture affecting the rights, duties, liabilities or immunities of (a) the Owner Trustee, shall require the Owner Trustee’s written consent, and (b) the Indenture Trustee, shall require the Indenture Trustee’s written consent. All reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred in connection with any such amendment, modification, waiver or supplemental indenture will be payable by the Issuer in accordance with and subject to Section 8.06 of this Indenture. The Owner Trustee shall be entitled to receive an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto are satisfied.

Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Servicer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and the terms and conditions of any such supplemental indenture shall be deemed to be a part of this Indenture for any and all purposes.

Section 9.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Issuer or the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

Section 9.06 Modification of Obligations of Owner Trustee. Notwithstanding anything in this Article IX to the contrary, no amendment may be made to this Indenture that would adversely affect the rights, indemnities, immunities, liabilities or duties of the Owner Trustee without the written consent of the Owner Trustee.

ARTICLE X.

TERMINATION

Section 10.01 Termination of Indenture. The respective obligations and responsibilities of the Issuer, the Servicer and the Indenture Trustee created hereby (other than those which by their terms survive) shall terminate upon payment in full of all Outstanding Notes and the satisfaction in full of all other obligations of the Issuer, the Servicer and the Indenture Trustee pursuant to this Indenture. At such time as the Notes and all other Obligations have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable), the Trust Estate shall be released from the lien of this Indenture without delivery of any instrument or any further action by any party, and the Indenture Trustee, upon Issuer Order, shall execute and deliver such instruments or documents which the Issuer deems necessary or appropriate to evidence such termination and release.

Section 10.02 Final Distribution.

(a) The Servicer shall give the Indenture Trustee at least fifteen (15) days prior written notice of the Payment Date on which the Noteholders may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Such notice shall be accompanied by an Officer’s Certificate of the Servicer setting forth the information specified in Section 3.06 of the Sale and Servicing Agreement covering the period during the then-current calendar year through the date of such notice. To the extent practicable, not later than five (5) Business Days prior to such final Payment Date, the Indenture Trustee shall provide notice to Noteholders specifying (i) the date upon which final payment of the Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar (if other than the Indenture Trustee) at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders (or the termination of the Issuer), except as otherwise provided in this clause (b), all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of such Noteholders and the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in clause (a) above, the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes pursuant to and as described in Section 3.03. The Indenture Trustee shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years pursuant to and as described in Section 3.03. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Compliance Certificates.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

(b) Every certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Authorized Officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing and satisfying any requisite percentages as to minimum number or Dollar value of aggregate unpaid principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04 Notices, etc. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Indenture to be in writing and shall be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission, e-mail or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office; or

(b) the Issuer shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at Regional Management Issuance Trust 2018-1, c/o Wilmington Trust, National Association, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 Attention: Corporate Trust Administration – Regional Management Issuance Trust 2018-1, with a copy to the Administrator at 979 Batesville Road, Suite B, Greer, SC 29651 Attention: Legal Department or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

(c) the Rating Agency shall be sufficient for every purpose hereunder if (i) in writing and mailed, first-class postage prepaid, to the Rating Agency addressed to it at the address set forth in the Sale and Servicing Agreement or (ii) uploaded to any website maintained by the Issuer in accordance with 17 CFR 240.17g-5(a)(3) in respect of ratings of the Notes.

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Unless a party hereto otherwise prescribes with respect to itself, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), if in writing and mailed by first-class mail postage prepaid or national overnight courier service (or, in the case of a Holder of a Global Note, e-mailed to DTC for further distribution to beneficial owners in accordance with DTC procedure) to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstances constitute an Event of Default or an Early Amortization Event.

Section 11.06 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.07 Successors and Assigns.All covenants and agreements in this Indenture by the Issuer and the Servicer shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns. Notwithstanding the foregoing, no party hereto may assign its rights or obligations under this Indenture without the prior written consent of each other party hereto.

Section 11.08 Severability. If any part of this Indenture is held to be invalid or otherwise unenforceable, the rest of this Indenture will be considered severable and will continue in full force.

Section 11.09 Binding Effect; Third Party Beneficiaries.Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the third-party beneficiaries named in the last sentence of this Section 11.09, the Noteholders, and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture. This Indenture benefits and is binding on the parties hereto, and their respective successor and permitted assigns. Each of the Owner Trustee, the Third Party Allocation Agent and the Back-up Servicer is a third-party beneficiary to this Indenture and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if such Person were a party hereto.

Section 11.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, OR RELATING TO AN INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS INDENTURE OR THE OTHER TRANSACTION DOCUMENTS.

Section 11.11 Counterparts. This Indenture may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier or in pdf or similar electronic format shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 11.12 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which shall be counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder, or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture. The parties hereto agree to (a) provide access to the Loan Notes and related documentation in its possession for inspection by governmental regulatory agencies and (b) assist in the preparation of any routine reports required by regulatory bodies, if any.

Section 11.13 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested; provided, that no such examination or discussion shall require that the Issuer violate any law or regulation. The Indenture Trustee shall, and shall cause its representatives, to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder or is required by the UCC.

Section 11.14 Trust Obligation. Neither any trustee nor any Beneficiary of the Issuer nor any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse may be had solely to the assets of the Issuer with respect thereto. In addition, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Beneficiary or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of any Beneficiary, the Indenture Trustee or the Owner Trustee in their individual capacities, any Beneficiary, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Beneficiary, the Indenture Trustee or the Owner Trustee in their individual capacities.

Section 11.15 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust, National Association (“Wilmington Trust”), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (v) under no circumstances shall Wilmington Trust be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents to which the Issuer is a party.

(b) It is expressly understood and agreed by the parties hereto that the Indenture Trustee (i) has not provided nor will it provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Indenture and the matters contemplated herein, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of any other party (other than Wells Fargo in any of its capacities under the Transaction Documents) to this Indenture or the other Transaction Documents or any other document or instrument (other than the Indenture Trustee representations and warranties expressly set forth herein) and shall not have any liability in connection therewith and (iii) other than the information included under the caption “THE INDENTURE TRUSTEE” in the PPM, has not prepared or verified, or shall be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Indenture.

Section 11.16 No Bankruptcy Petition; Disclaimer and Subordination

(a) Notwithstanding any prior termination of this Indenture, to the fullest extent permitted by law, each of the Servicer, the Indenture Trustee, the Account Bank, the Note Registrar, each Noteholder and the holder of the Trust Certificate (by acceptance of the applicable Notes or the Trust Certificate, as applicable), agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause either the Depositor or the Issuer to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) either the Depositor or the Issuer to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for either the Depositor or the Issuer or any substantial part of its property. The parties hereto agree that the obligations under this Section 11.16 shall survive termination of this Indenture.

(b) The provisions of this Section 11.16 shall be for the third party benefit of those entitled to rely thereon and shall survive the resignation or removal of any party to this Indenture and the termination of this Indenture.

Section 11.17 Tax Matters; Administration of Transfer Restrictions

(a) The Issuer expects that any reporting, withholding or deduction (“FATCA Withholding Tax”) imposed pursuant to Section 1471 through 1474 of the Internal Revenue Code and any regulations, intergovernmental agreements or other agreements thereunder or official interpretations thereof (“FATCA”) with respect to any payments to be made in respect to the Notes will be undertaken and performed by the Clearing Agency and its Clearing Agency Participants. Notwithstanding the foregoing, each of the Issuer and the Indenture Trustee covenant to the other that, to the extent the Issuer or the Indenture Trustee may be required by FATCA to collect or report Noteholder FATCA Information, it will provide any Noteholder FATCA Information collected by it to the other upon request. The Issuer further covenants that, to the extent the Issuer determines that the Indenture Trustee is required to report Noteholder FATCA Information or to withhold or deduct FATCA Withholding Tax with respect to payments to be made by the Indenture Trustee pursuant to this Indenture, it will promptly notify the Indenture Trustee of such fact; provided, however, the Issuer does not undertake any duty to monitor or determine the Indenture Trustee’s legal obligations under this Indenture or otherwise; but provided further, however, the Issuer hereby agrees to fully indemnify the Indenture Trustee for any penalties (and interest thereon), fees, costs, damages or other liabilities imposed on the Indenture Trustee by any Governmental Authority arising from the Indenture Trustee’s failure to collect or report any Noteholder FATCA Information, or to withhold or deduct any FATCA Withholding Tax; provided, that indemnification shall not be required with respect to penalties, fees, costs, damages or other liabilities imposed on the Indenture Trustee arising from the Indenture Trustee’s own willful misconduct, negligence, fraud or bad faith in failing to collect or report any Noteholder FATCA Information or to withhold or deduct any FATCA Withholding Tax.

(b) The Issuer and Indenture Trustee each have the right to withhold FATCA Withholding Tax with respect to a Note (without any corresponding gross-up) on any Noteholder or beneficial owner of an interest in a Note that fails to comply with any requirement to provide Noteholder FATCA Information to the Issuer or Indenture Trustee, as applicable, as described in clause (a) above.

(c) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture with respect to any transfer of any interest in any Note (including any transfers between or among Holders) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, this Indenture, and to examine the same to determine material compliance as to form with the express requirements hereof.

Section 11.18 Limited Recourse. No recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Indenture or any of the other Transaction Documents or any other agreement, instrument or document to which the Issuer is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the agreements of the Issuer contained in this Indenture and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Indenture to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Indenture other than in accordance with the order of priorities set forth in Section 8.06 of this Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid. The parties hereto agree that the provisions under this Section 11.18 shall survive the resignation or removal of any such party to this Indenture and the termination of this Indenture.

Section 11.19 Nature of Noteholders’ Claims. Each Holder, by its ownership of the Notes, will agree that such Holder only has rights against the assets held by the Issuer pursuant to the Transaction Documents, and such Holder will not have rights (whether through the Indenture Trustee, the Issuer, its ownership of any Note or otherwise) to the assets of any other issuing entity under a different securitization with respect to which the Depositor is acting as depositor.

Section 11.20 Force Majeure. In no event shall the Indenture Trustee be personally liable for any failure or delay in the performance of its obligations hereunder or under any other Transaction Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or other force majeure events, it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.21 PATRIOT Act. The parties hereto acknowledge that in accordance with requirements established under the USA PATRIOT Act and its implementing regulations (collectively, the “Patriot Act”), the Indenture Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information in its possession as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the Patriot Act.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer, the Servicer, the Indenture Trustee and the Account Bank have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

REGIONAL MANAGEMENT ISSUANCE TRUST 2018-1, as Issuer

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee of the Issuer

By:	/s/ Rachel Simpson
Name: Rachel Simpson
Title: Vice President

REGIONAL MANAGEMENT CORP., as Servicer

By:	/s/ Donald E. Thomas
Name: Donald E. Thomas
Title: EVP and Chief Financial Officer

WELLS FARGO BANK, N.A., as Indenture Trustee

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Account Bank

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

[Signature page to the Indenture]

Exhibit A

FORM OF CLASS [A][B][C] NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY, OR A BENEFICIAL INTEREST HEREIN, IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (“RULE 144A”) OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE OR A BENEFICIAL INTEREST HEREIN, (1) REPRESENTS FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT: (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) (A “QIB”) AND (B) ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB; ONLY (I) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB, THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS OR DOCUMENTS EVIDENCING THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND THE INDENTURE), (III) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (2) AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

THE ISSUER HAS NOT MADE ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

THIS NOTE, AND ANY BENEFICIAL INTEREST HEREIN, MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND $1,000 INCREMENTS IN EXCESS THEREOF.

EACH NOTEHOLDER OR BENEFICIAL OWNER, BY ACCEPTANCE OF THIS NOTE, OR, IN THE CASE OF A BENEFICIAL OWNER, A BENEFICIAL INTEREST IN THIS NOTE, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT AND IS NOT ACTING ON BEHALF OF, OR USING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN,” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN,” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION 29 C.F.R. 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OR (D) ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY NON-U.S., FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE (“SIMILAR LAW”) OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF ANY SUCH PLAN OR (II)(A) ITS ACQUISITION, CONTINUED HOLDING, AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION OR VIOLATION OF ANY SIMILAR LAW AND (B) CERTAIN OTHER REQUIREMENTS ARE SATISFIED, IF APPLICABLE, AS SET FORTH IN THE INDENTURE.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN, OR TO MAKE USE OF OTHER, APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF OR THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH SUCH RELATED DOCUMENTATION AS SO AMENDED OR SUPPLEMENTED AND IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS AND RESTRICTIONS SET FORTH IN THE INDENTURE.

THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS NOTE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL PRINCIPAL AMOUNT SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THIS NOTE, THE INDENTURE TRUSTEE IS WELLS FARGO BANK, NATIONAL ASSOCIATION.

THIS NOTE IS NOT AN OBLIGATION OF, AND IS NOT INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY, REGIONAL MANAGEMENT CORP., REGIONAL MANAGEMENT RECEIVABLES III, LLC, ANY TRUSTEE OR ANY AFFILIATE OF ANY OF THE FOREGOING.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, AGREES TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE UNITED STATES FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

Registered	[Initial Principal Amount:][up to] $

No. R-	CUSIP NO. [ ]

ISIN NO. [ ]

[                                                                          ]

ASSET-BACKED NOTES, CLASS [A][B][C]

[                                                                                      ] (herein referred to as the “Issuer”), a Delaware statutory trust formed by an Amended and Restated Trust Agreement, dated as of June 28, 2018, for value received, hereby promises to pay to [                ], or its registered assigns, subject to the following provisions, the principal sum set forth above (reduced or increased as set forth on Schedule A-I hereto), or such lesser amount, as determined in accordance with the Indenture (referred to herein), on the Stated Maturity Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class [A][B][C] Interest Rate on each Payment Date until the principal amount of this Note is paid, subject to certain limitations in the Indenture. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed as provided in the Indenture. Principal of this Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note will not be entitled to any benefit under the Indenture or be valid for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

REGIONAL MANAGEMENT ISSUANCE TRUST 2018-1, as Issuer

By: WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual capacity, but solely as Owner Trustee of the Issuer

By:
Name:
Title:

Dated: June 28, 2018

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series described therein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

[                                                                          ]

ASSET-BACKED NOTES, CLASS [A][B][C]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as the Regional Management Issuance Trust 2018-1, Series 2018-1, Asset-Backed Notes, Class [A][B][C] (the “Notes”), issued under the Indenture dated as of June 28, 2018 (the “Indenture”), among the Issuer, Regional Management Corp., as servicer (the “Servicer”), and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”), and as account bank, and representing the right to receive certain payments from the Issuer. The Notes are subject to all of the terms, provisions and conditions of the Indenture, as it may be amended, supplemented or modified from time to time. All terms used in this Note that are defined in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement dated as of June 28, 2018, among, Regional Management Receivables III, LLC, as the depositor (the “Depositor”), the Servicer, the Subservicers party thereto, the Titling Trust and the Issuer, have the meanings assigned to them therein or pursuant thereto, as applicable. In the event of any conflict or inconsistency between the Definitions Schedule and this Note, the Definitions Schedule controls.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The initial Class [A][B][C] Note Balance is $[                            ]. The Class [A][B][C] Note Balance on any date of determination will be an amount equal to (a) the initial Class [A][B][C] Note Balance minus (b) the aggregate amount of principal payments made to the Holders of Class [A][B][C] Notes [and which have not been rescinded] on or before such date. Payments of principal of the Notes will be made in accordance with the provisions of, and subject to the limitations in, the Indenture.

On each Payment Date, the Indenture Trustee will distribute to each Noteholder of record on the related Record Date (except for the final distribution in respect of this Note) such Noteholder’s pro rata share of the amounts held by the Indenture Trustee that are allocated and available on such Payment Date to pay interest and principal on the Class [A][B][C] Notes pursuant to the Indenture. Except as provided in the Indenture with respect to a final distribution, distributions to the Noteholders shall be made (i) on the due date thereof, to an account designated by the holder of this Note, in U.S. dollars and in immediately available funds and (ii) without presentation or surrender of any Note or the making of any notation thereon. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholders in accordance with the Indenture.

Upon the exercise of the Servicer’s or the holder of the Trust Certificate’s option to purchase the remaining Sold Assets of the Issuer pursuant to the Transaction Documents, the Issuer will retire the Notes and redeem the Notes from the proceeds of such purchase.

This Note does not represent an obligation of, or an interest in, the Depositor, [                                ], or any Affiliate of any of them (other than the Issuer) and is not insured or guaranteed by any governmental agency or instrumentality or any other Person.

Each Noteholder, by accepting a Note, and each beneficial owner of such Note hereby covenants and agrees that it will not at any time file, commence, join, or acquiesce in a petition or proceeding, or cause the Issuer to file, commence, join, or acquiesce in a petition or proceeding, that causes (a) the Issuer to be a debtor under any Debtor Relief Law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Issuer or any substantial part of its property.

The Issuer, the Depositor, the Indenture Trustee and any agent of the Issuer, Depositor or the Indenture Trustee will treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Depositor, the Indenture Trustee or any agent of the Issuer, Depositor or the Indenture Trustee will be affected by notice to the contrary.

This Note is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement. Each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer. Under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents to which the Issuer is a party.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH NOTEHOLDER SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE, ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT

AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH NOTEHOLDER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR CONNECTED WITH THIS NOTE OR THE TRANSACTION DOCUMENTS.

ASSIGNMENT

Social Security or other identifying number of assignee                             .

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                  1

Signature Guaranteed:

[1]	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever

SCHEDULE A-I

The initial principal amount of this Rule 144A Global Note is $[ ]. The aggregate principal amount of this Global Note issued, cancelled or exchanged for a Definitive Note or another Global Note is as follows:

Date	Principal Amount Issued, Cancelled or Exchanged	Remaining Principal Amount of this Global Note	Notation Made by or on Behalf of

EXHIBIT B

FORM OF MONTHLY SERVICER REPORT

REGIONAL MANAGEMENT ISSUANCE TRUST 2018-1

MONTHLY SERVICER REPORT

Transaction	Revolving Termination Date	Initial Cut- Off Date	Closing Date	Initial Loan Pool	Initial Note Balance
RMIT 2018-1

Collection Period Beginning:

Collection Period Ending:

Prev. Distribution:

Payment Date:

Days in Collection Period:

I. Adjusted Loan Principal Balance Calculation
(1) Beginning of Collection Period Loan Principal Balance	(1)
(2) Additional Loans added during the Collection Period	(2)
(3) Principal Reductions (embed the unearned adjustment and other categories in this number)	(3)
(4) Renewal Payoffs	(4)
(5) Charged-Off Loans	(5)
(6) Repurchased Receivables	(6)
(7) Other Receivables Adjustments	(7)
(8) Total Principal Reduction	(8)
(9) End of Collection Period Loan Principal Balance	(9)
(10) Excluded Loans	(10)
(11) End of Collection Period Adjusted Loan Principal Balance	(11)
II. Loan Action Date Aggregate Loan Principal Balance
(12) End of Collection Period Adjusted Loan Principal Balance	(12)
(13) Additional Loans acquired on the Loan Action Date	(13)
(14) Designate additional Excluded Loans (not Charged-Off or Delinquent)	(14)
(15) Designate Excluded Loans as not Excluded Loans (not Charged-Off or Delinquent)	(15)
(16) Reassigned Loans to the Depositor	(16)
(17) Loan Action Date Aggregate Principal Balance	(17)

III. Reinvestment Criteria (based on Loan Action Date Principal Balance)

Reinvestment Criteria

Test	Current Level	Test Level	Compliance
Top Three States		80.00%
Single State Originated (Top state)		35.00%
Single State Originated (other than any Top 3 States)		17.50%
Unsecured Loans		5.00%
Weighted Average Coupon		24.00%
Weighted Average Remaining Term		45.00%
Original Term > 60 months		5.00%
Payment Deferrals		10.00%
FICO < 541		8.00%
FICO < 581		22.00%
FICO < 621		55.00%
FICO < 661		90.00%

Overcollateralization Event

Loan Action Date Aggregate Principal Balance
Less: Required Overcollateralization Amount
(a) Calculation
Aggregate Note Balance (after giving effect to payments on the Loan Action Date)
Less: Amounts on Deposit in the Principal Distribution Account (after giving effect to payments on the Loan Action Date)
(b) Calculation
Reinvestment Criteria Event exists if (a) is less than (b)

(18) Has a Reinvestment Criteria Event occurred?	(18)

IV. Note Balance Calculation	Class A	Class B	Class C	Total
(19) Original Note Balance	(19)

(20) Beginning of Period Note Balance	(20)

(21) First Priority Principal Payment	(21)

(22) Second Priority Principal Payment	(22)

(23) Third Priority Principal Payment	(23)

(24) Regular Principal Payment	(24)

(25) End of Period Note Balance	(25)

(26) Note Pool Factors	(26)

V. Calculation of Note Interest
Beginning Note Balance	Interest Rate	Days	Basis	Calculated Interest
(27) Class A			30/360	$0.00
(28) Class B			30/360
(29) Class C			30/360

VI. Regular Principal Payment Calculation
(30) Aggregate Note Balance as of the end of the related Collection Period	(30)
(31) Less: Amount on deposit in the Principal Distribution Account (as of the end of Collection Period plus (56), (58), (60))	(31)
(32) Less: Adjusted Loan Principal Balance as of the end of the related Collection Period	(32)
(33) Less: Required Overcollateralization Amount	(33)

VII. Collections and Available Funds
(34) Principal Collections	(34)
(35) Interest Collections	(35)
(36) Fee Collections	(36)
(37) Liquidation Proceeds (third party debt sales and post charge off proceeds)	(37)
(38) Amounts deposited in the Collection Account for Repurchased Receivables	(38)
(39) Investment Earnings – Collection Account	(39)
(40) Investment Earnings – Transferred from Principal Distribution Account	(40)
(41) Investment Earnings – Transferred from Reserve Account	(41)
(42) Reserce Account Draw Amount	(42)
(43) All other amounts received	(43)
(44) Total Available Funds	(44)

VIII. Distributions
(45) Indenture Trustee, Account Bank, Note Registrar (fees and out of pocket expenses)	(45)
(46) Owner Trustee Fees	(46)
(47) Back-up Servicer (out of pocket expenses, other than Servicing Transition Costs)	(47)
(48) Image File Custodian Fee	(48)
(49) 2018-1A SUBI Trustee Fees	(49)
(50) Any costs and expenses then due by the Issuer under the Intercreditor Agreement	(50)
(51) Indemnified Amounts due to parties (not to exceed $350,000 yearly cap)	(51)
(52) Back-up Servicing Fee	(52)
(53) Servicing Transition Costs (not to exceed $250,000)	(53)
(54) Servicing Fee	(54)
(55) Class A Monthly Interest Amount	(55)
(56) First Priority Principal Payment (to be deposited in Principal Distribution Account)	(56)
(57) Class B Monthly Interest Amount	(57)
(58) Second Priority Principal Payment (to be deposited in Principal Distribution Account)	(58)
(59) Class C Monthly Interest Amount	(59)
(60) Third Priority Principal Payment (to be deposited in Principal Distribution Account)	(60)
(61) Reserve Account Required Amount	(61)

(62) Regular Principal Payment Amount (to be deposited in Principal Distribution Account)	(62)
(63) Fees and expenses due to transaction paties not previously paid above	(63)
(64) Indemnified amounts due to transaction parties not previously paid above	(64)
(65) Additional amounts to be deposited in the Principal Distribution Account	(65)
(66) Amounts distributed to the holder of the Trust Certificate	(66)
(67) Total Distributions	(67)

IX. Reserve Account and Principal Distribution Account
Reserve Account
(68) Reserve Account Balance as of the end of the related Collection Period	(68)
(69) Reserve Account Required Amount	(69)
(70) Reserve Account Draw Amount	(70)
(71) Amounts to be depositd in the Reserve Account to maintain Reserve Account Required Amount	(71)
(72) Investment earnings – Transferred to Collection	(72)
(73) End of Period Reserve Account Balance	(73)
Principal Distribution Account
(74) Principal Distribution Account as of the end of the Related Collection Period	(74)
(75) Amounts deposited to the Principal Distribution Account on the Loan Action Date	(75)
(76) Payment to Noteholders (after the Revolving Period)	(76)
(77) Purchase of Additional Loans on the Loan Action Date (during the Revolving Period)	(77)
(78) Principal Distribution Account (on the Loan Action Date after giving effect to all deposits and payments)	(78)

X. Early Amortization Events
Monthly Net Loss Percentage
(79) Total Collections	(79)
(80) Service Fee	(80)
(81) Trustee Fees	(81)

	Next Previous	Previous	Current
(82) Monthly Net Loss Percentage	(82)

(83) 3-Month Average	(83)
(84) Trigger Level -17%	(84)
(85) Compliance	(85)
Reinvestment Criteria Event

	Next Previous	Previous	Current
(86) Has a Reinvestment Criteria Event existed for the respective period?	(86)

(87) Trigger – Reinvestment Criteria exists for 3 consecutive periods	(87)
(88) Compliance	(88)

XI. Statistical Data
Receivables with Scheduled Payment Delinquent	Dollars	Percent
(89) 30-59 days	(89)

(90) 60-89 days	(90)

(91) 90-119 days	(91)

(92) 120-149 days	(92)

(93) 150-179 days	(93)

(94) Total	(94)

By: _____________________________________

Name:

Title:

Date:

EXHIBIT C

RULE 15GA-1 INFORMATION

Reporting Period:

☐ Check here if nothing to report.

Asset Class	Shelf	Series Name	CIK	Originator	Loan No	Servicer Loan No	Outstanding Principal Balance	Repurchase Type	Indicate Repurchase Activity During the Reporting Period by Checkmark or by Date Reference (as applicable)
									Subject to Demand	Repurchased or Replaced	Repurchased Pending	Demand in Dispute	Demand Withdrawn	Demand Rejected

Terms and Definitions:

NOTE: Any date included on this report is subject to the descriptions below. Dates referenced on this report for this Transaction where the Servicer is not the Repurchase Enforcer (as defined below); availability of such information may be dependent upon information received from other parties.

References to “Repurchaser” shall mean the party obligated under the Transaction Documents to repurchase a Loan. References to “Repurchase Enforcer” shall mean the party obligated under the Transaction Documents to enforce the obligations of any Repurchaser.

Outstanding Principal Balance: For purposes of this report, the Outstanding Principal Balance of a Loan in this Transaction equals the remaining outstanding principal balance of the Loan reflected on the distribution or payment reports at the end of the related reporting period, or if the Loan has been liquidated prior to the end of the related reporting period, the final outstanding principal balance of the Loan reflected on the distribution or payment reports prior to liquidation.

Subject to Demand: The date when a demand for repurchase is identified and coded by the Servicer or Indenture Trustee as a repurchase related request.

Repurchased or Replaced: The date when a Loan is repurchased or replaced. To the extent such date is unavailable, the date upon which the Servicer or Indenture Trustee obtained actual knowledge a Loan has been repurchased or replaced.

Repurchase Pending: A Loan is identified as “Repurchase Pending” when a demand notice is sent by the Indenture Trustee, as Repurchase Enforcer, to the Repurchaser. A Loan remains in this category until (i) a Loan has been Repurchased, (ii) a request is determined to be a “Demand in Dispute,” (iii) a request is determined to be a “Demand Withdrawn,” or (iv) a request is determined to be a “Demand Rejected.”

C-1

With respect to the Servicer only, a Loan is identified as “Repurchase Pending” on the date (y) the Servicer sends notice of any request for repurchase to the related Repurchase Enforcer, or (z) the Servicer receives notice of a repurchase request but determines it is not required to take further action regarding such request pursuant to its obligations under the applicable Transaction Documents. The Loan will remain in this category until the Servicer receives actual knowledge from the related Repurchase Enforcer, Repurchaser, or other party, that the repurchase request should be changed to “Demand in Dispute”, “Demand Withdrawn”, “Demand Rejected”, or “Repurchased.”

Demand in Dispute: Occurs (i) when a response is received from the Repurchaser which refutes a repurchase request, or (ii) upon the expiration of any applicable cure period.

Demand Withdrawn: The date when a previously submitted repurchase request is withdrawn by the original requesting party. To the extent such date is not available, the date when the Servicer or the Indenture Trustee receives actual knowledge of any such withdrawal.

Demand Rejected: The date when the Indenture Trustee, as Repurchase Enforcer, has determined that it will no longer pursue enforcement of a previously submitted repurchase request. To the extent such date is not otherwise available, the date when the Servicer receives actual knowledge from the Indenture Trustee, as Repurchase Enforcer, that it has determined not to pursue a repurchase request.

C-2

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer, hereby represent, warrant, and covenant to the Indenture Trustee as follows:

1.	This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Loans (other than the 2018-1A SUBI Loans), the 2018-1A SUBI Certificate and the Note Accounts in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer.

2.	The Loans constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles” within the meaning of the UCC.

3.	Each Note Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC. All Eligible Investments have been and will have been credited to one of the Note Accounts. To the extent that a Note Account is a “securities account” the securities intermediary for such Note Account has agreed to treat all assets credited to such Note Account as “financial assets” within the meaning of the UCC.

4.	Immediately prior to the sale, transfer, assignment and conveyance of the Loans (other than the 2018-1A SUBI Loans) and the 2018-1A SUBI Certificate by the Depositor to the Issuer, the Depositor owned and had good and marketable title to such Loans (other than the 2018-1A SUBI Loans) and the 2018-1A SUBI Certificate, in each case, free and clear of any Lien (other than any Permitted Lien) and immediately after the sale, transfer, assignment and conveyance of such Loans (other than the 2018-1A SUBI Loans) and the 2018-1A SUBI Certificate to the Issuer, the Issuer, will have good and marketable title to such Loans (other than the 2018-1A SUBI Loans) and the 2018-1A SUBI Certificate, in each case, free and clear of any Lien (other than any Permitted Lien).

5.	The Issuer caused or will have caused, within ten (10) days after the effective date of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Loans (other than the 2018-1A SUBI Loans) and the 2018-1 SUBI Certificate, in each case, granted to the Indenture Trustee hereunder, and all financing statements referred to in this paragraph 5 contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

6.	With respect to the Note Accounts that constitute deposit accounts, either:

(i)	the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Note Accounts without further consent by the Issuer; or

Schedule I-1

	(ii)	the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Note Accounts.

7.	With respect to the Note Accounts that constitute securities accounts or securities entitlements, either:

	(i)	the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Note Accounts without further consent by the Issuer; or

	(ii)	the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Note Accounts.

8.	(a)	other than the security interest granted to the Indenture Trustee pursuant to the Indenture and transfers contemplated by and permitted under the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Loans or any interest in the Note Accounts, and the interest of the Indenture Trustee in the Note Accounts is free and clear of any lien (other than any Permitted Lien), claim or encumbrance (other than any such pledge, assignment, sale, grant or conveyance that is no longer effective).

	(b)	the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Loans other than any financing statement (i) relating to the conveyance of the Loans by the Warehouse Borrower to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the 2018-1A SUBI Certificate by Regional North Carolina to the Seller under the SUBI Certificate Purchase Agreement, (iii) relating to the pledge of the 2018-1A SUBI Assets by each of the North Carolina Trust and the Issuer to the Indenture Trustee, (iv) relating to the conveyance of the 2018-1A SUBI Certificate and the Loans (other than the 2018-1A SUBI Loans) by the Seller to the Depositor under the Loan Purchase Agreement, (v) relating to the conveyance of the Loans (other than the 2018-1A SUBI Loans) by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement, (vi) relating to the security interest granted to the Indenture Trustee hereunder, or (vii) that has been terminated.

	(c)	The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

Schedule I-2

9.	On or prior to the Grant of any Loan by the Issuer to Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders, the Seller of such Loan has in its possession (i) all original copies of the instruments and tangible chattel paper that constitute or evidence each Loan Granted by the Issuer to the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders, and (ii) to the extent any such single “authoritative copy” exists, a single “authoritative copy” (as such term is used in Section 9.105 of the UCC) of any electronic chattel paper that constitute or evidence such Loan Granted by the Issuer to the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders. None of the instruments, electronic chattel paper or tangible chattel paper that constitute or evidence such Loan has any stamps, marks or notations indicating that such Loan has been pledged, assigned or otherwise conveyed to any Person other than the Seller, the North Carolina Trust, the Depositor, the Issuer or the Indenture Trustee, other than any such stamps, marks or notations that relate to a pledge, assignment, conveyance, or other interest that has been cancelled, terminated or voided (or, if such stamp, mark or notation is in the name of Bank of America, N.A., as agent under the ABL Facility, the Issuer has the right to cancel or void such stamp or mark without the consent of Bank of America, N.A. and Bank of America, N.A. has released in writing its lien on such Contract). Neither the Issuer nor any other Person has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any Contract that constitutes or evidences such Loan to any Person other than the Servicer or a Subservicer pursuant to the Sale and Servicing Agreement.

10.	With respect to each Contract that constitutes electronic chattel paper, all of the following are true:

(i)	Only one authoritative copy of such Contract that constitutes or evidences the Loan exists. Such authoritative copy (a) is unique, identifiable, and, except as otherwise provided in paragraphs (iii) and (iv) below, unalterable, and (b) has been communicated to and is maintained by the Servicer in its capacity as custodian (or a Subservicer in its capacity of subcustodian) or an electronic vault provider on behalf of the Servicer, the Issuer or the Indenture Trustee, in each case, pursuant to the terms of this Sale and Servicing Agreement.

(ii)	The authoritative copy identifies only the Indenture Trustee as the assignee of the Depositor and does not have any stamps, marks or notations indicating that such Contract has been pledged, assigned or otherwise conveyed to any Person other than the Seller, the North Carolina Trust, the Depositor, the Issuer or the Indenture Trustee other than any such stamps, marks or notations that relate to a pledge, assignment, conveyance or other interest that has been cancelled, terminated or voided (or, if such stamp, mark or notation is in the name of Bank of America, N.A., as agent under the ABL Facility, the Issuer has the right to cancel or void such stamp or mark without the consent of Bank of America, N.A. and Bank of America, N.A. has released in writing its lien on such Contract).

Schedule I-3

(iii)	Each copy of the authoritative copy and any copy of a copy are readily identifiable as copies that are not the authoritative copy.

(iv)	With respect to such Contract, the record or records comprising the electronic chattel paper are created, stored, and assigned in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of such Contract that constitutes or evidences the Loan must be made with the participation of the Indenture Trustee, and (b) all revisions of the authoritative copy of such Contract that constitute or evidence the Loan must be readily identifiable as an authorized or unauthorized revision.

(v)	Neither the Issuer nor any other Person has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Contract that constitutes or evidences the Loan to any Person other than the Servicer pursuant to the terms of this Sale and Servicing Agreement.

(vi)	Either (a) the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian (or any subcustodian)) is holding the authoritative copy of such Contract solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer, or (b) the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

11.	No Note Account that constitutes a securities account or securities entitlement is in the name of any person other than the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Note Account to comply with entitlement orders of any person other than the Indenture Trustee.

12.	No Note Account that constitutes a deposit account is in the name of any person other than the Indenture Trustee. The Issuer has not consented to the bank maintaining such Note Account to comply with instructions of any person other than the Indenture Trustee.

13.	Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

14.	The parties to the Indenture shall provide the Rating Agency with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I of which such party has actual knowledge, and shall not, without satisfying the Rating Agency Notice Requirement, waive a breach of any of such perfection representations, warranties or covenants.

Schedule I-4

15.	The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first-priority interest, the Indenture Trustee’s security interest in the Loans, the Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Loans as a first-priority interest.

Schedule I-5